UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Payment Data Systems, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2015 Annual Shareholders’ Meeting and Proxy Statement	Thursday, July 2, 2015 at 10 a.m.

Hilton Garden Inn San Antonio Airport
Fountain Grass Garden Room
12828 San Pedro Avenue,
San Antonio, Texas 78216

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TABLE OF CONTENTS

Letter to our Stockholders from our Board of Directors	3
Notice of Annual Meeting of Stockholders	4
Proxy Summary	5
General Voting and Meeting Information	6
Questions and Answers	7
Governance	11
Proposal 1 – Election of Directors	11
Directors and Nominees	11
Share Ownership	24
Equity Compensation Plan Information	24
Outstanding Equity Awards	25
Security Ownership of Certain Beneficial Owners	28
Section 16(a) Beneficial Ownership Reporting Compliance	30
Compensation	30
Proposal 2 – Advisory Vote to Approve Executive Compensation	30
Proposal 3 – Approval of 2015 Equity Incentive Plan	31
Audit Matters	33
Report of the Audit Committee	33
Proposal 4 – Ratification of the Appointment of Independent Registered Public Accounting Firm	34
Principal Accountant Fees and Services	34
Audit Committee Pre-Approval Policies and Procedures	34
Other Matters	35
Proposal 5 – Reverse Stock Split	35
General Information	42
Stockholder Proposals	43
Householding	44
Other Matters	44
Appendix A – Proxy Card	46
Appendix B – 2015 Equity Incentive Plan	48
Appendix C – Proposed Certificate of Change to effect the Reverse Stock Split	60

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12500 San Pedro, Ste. 120
San Antonio, TX 78216
(210) 249-4100

June 5, 2015

Dear Fellow Stockholder:

The Board of Directors takes their roles as representatives of the Company seriously, and believe that the accountability and stockholder communication is vital to the ongoing growth of the Company.

You are cordially invited to attend the 2015 Annual Meeting of Stockholders of Payment Data Systems, Inc. The meeting will be held at 10 a.m. local time on Thursday, July 2, 2015, at the Hilton Garden Inn San Antonio Airport, Fountain Grass Garden Room located at 12828 San Pedro Avenue, San Antonio, Texas 78216.

The formal notice of the 2015 Annual Meeting and Proxy Statement has been made a part of this invitation.

Payment Data Systems continues to grow and evolve, and we are committed to ensuring that highly qualified and well individuals are seated on our Board of Directors, and that our compensation and stock incentive plans are fair, just, and appropriately motivating, and that our capital structure is appropriate. Through careful evaluation of this proxy statement, you can help us to achieve these goals.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. After reading the Proxy Statement, please promptly vote and submit your proxy by dating, signing and returning the enclosed proxy card in the enclosed postage-prepaid envelope. Your shares cannot be voted unless you submit your proxy or attend the Annual Meeting in person.

We have also enclosed a copy of our Annual Report for the fiscal year ended December 31, 2014.

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholder Meeting to Be Held on July 2, 2015: Payment Data System’s 2015 Proxy Statement, Form 10-K and Annual Report for the fiscal year ended December 31, 2014 are available at www.paymentdata.com/?page_id=1015, by using the QR codes at the end of this document, or by contacting our Investor Relations department through email at ir@paymentdata.com.

The Board of Directors and our Company Management look forward to seeing you at the Annual Meeting.

Thank you.

Miguel A. Chapa	Louis A. Hoch	Peter G. Kirby	Kirk E. Taylor	Michael R. Long

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Notice of 2015 Annual Meeting of Stockholders

Thursday, July 2, 2015
10:00 a.m., Central Time

Hilton Garden Inn San Antonio Airport, Fountain Grass Garden Room,
12828 San Pedro Avenue, San Antonio, TX 78216

We are pleased to invite you to join our Board of Directors, senior leadership and other stockholders for our 2015 Annual Meeting of Payment Data Systems, Inc. Stockholders. The meeting will be held at the Hilton Garden Inn San Antonio Airport, Fountain Grass Garden Room, located at 12828 San Pedro Avenue, San Antonio, TX 78216, at 10:00 a.m. local time on Thursday, July 2, 2015. The Purposes of the Meeting are:

●	To elect one Class I Director, nominated by our Board of Directors, to serve until the 2018 Annual Meeting of Stockholders;

●	To consider and vote on whether to approve, on an advisory basis, the compensation paid to our Named Executive Officers (as that term is defined in the Proxy Statement for the 2015 Annual Meeting);

●	To consider and vote on our 2015 Equity Incentive Plan;

●	To ratify the appointment of Akin, Doherty, Klein & Feuge, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2015;

●	To consider and vote on whether to effect a reverse stock split of our common capital stock at a whole number ratio in the range of 1:12 to 1:15; and

●	To transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.

The Board of Directors has set May 8, 2015 as the record date for the meeting. This means that only stockholders of record of Payment Data as of the close of business on that date are entitled to:

●	Receive notice of the meeting; and

●	Vote at the meeting and any adjournment or postponement of the meeting.

For ten days prior to the 2015 Annual Meeting, a complete list of stockholders entitled to vote at the 2015 Annual Meeting will be available at the Secretary’s office, 12500 San Pedro, Suite 120, San Antonio, TX 78216.

This proxy statement and our Annual Report for the fiscal year ended December 31, 2014 are available at http://www.paymentdata.com/?page_id=1015. You can also access these materials by scanning the QR codes on the last page of this proxy statement or by contacting our Investor Relations Department by email at ir@paymentdata.com.

By Order of the Board of Directors,

Michael R. Long
Chairman of the Board and Chief Executive Officer
San Antonio, Texas
June 5, 2015

Your Vote is Important to us. Regardless of whether you plan to attend, we urge all stockholders to vote on the matters described in the accompanying proxy statement we hope that you will promptly vote and submit your proxy by dating, signing and returning the enclosed proxy card. This will not limit your rights to attend or vote at the Annual Meeting.

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Proxy Summary
General Voting and Meeting Information

This Proxy Statement and accompanying form of proxy are being mailed to stockholders on or about June 8, 2015 and are to be used at the 2015 Annual Meeting of Stockholders on July 2, 2015. It is important that you carefully review the proxy materials, and follow the instructions below to cast your vote on all voting matters.

Voting Methods

Even if you plan to attend the 2015 Annual Meeting of Stockholders in person on July 2, 2015, please vote as soon as possible by using one of the following advance voting methods. Make sure to have your proxy card or voting instruction form in hand and follow the instructions

You can vote in advance through one of three ways:

Via the Internet* – Visit the website listed on your proxy card/voting instruction form

By Telephone* – Call the telephone number listed on your proxy card/voting instruction form

By Mail – If you are a shareowner of record and receive a notice regarding the availability of proxy materials, you may request a written proxy card by following the instructions in the notice. Then sign, date, and return your proxy card/voting instruction form in the enclosed envelope

*If you are a beneficial owner you may vote via the Telephone or Internet if your bank, broker, or other nominee makes those methods available, in which case they will include the instructions with the proxy materials. If you are a stockholder of record, Payment Data will include instructions on how to vote via Internet or Telephone directly on your proxy voting card.

Voting at the Annual Meeting

Stockholders of record may vote at the Annual Meeting. Beneficial owners may vote in person if they have a legal proxy. Even if you plan to attend the 2015 Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote by telephone or the Internet so that our vote will be counted if you later decide not to attend the meeting.

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Voting Matters and Board Recommendations

Stockholders are being asked to vote on the following matters at the 2015 Annual Meeting:

Proposal	Recommendation

Election of Directors	FOR Each Nominee

Election of the Class I director nominee. The Board believes that the nominee’s knowledge, skills, and abilities will positively contribute to the function of the Board as a whole. Accordingly, your proxy holder will vote your Shares FOR the election of the Board’s nominee named below unless you instruct otherwise.

Advisory Vote to Approve Executive Compensation	FOR

The Say-on-Pay Proposal, to approve, on an advisory basis, the compensation paid to our Named Executive Officers for the fiscal year ending December 31, 2014. The Company has designed its compensation programs to reward and motivate employees to continue to grow the Company. The Board of Directors takes stockholder views seriously and will take into account the advisory vote in future executive compensation decisions. Accordingly, your proxy holder will vote your Shares FOR the approval of the executive compensation paid to our Named Executive Officers unless you instruct otherwise.

Vote to Approve the 2015 Equity Incentive Plan	FOR

The 2015 Equity Incentive Plan, details of which are outlined below, and the full plan is attached as Appendix B. Accordingly, your proxy holder will vote your Shares FOR the approval of the 2015 Equity Incentive Plan unless you instruct otherwise.

Ratification of the Appointment of Independent Registered Public Accounting Firm	FOR

Akin, Doherty, Klein & Feuge, P.C. has been appointed as the Company’s independent registered public accounting firm. The Audit Committee and the Board believe that retention of the firm is in the best interests of the Company and its stockholders. Accordingly, your proxy holder will vote your Shares FOR the ratification of the appointment of Akin, Doherty, Klein & Feuge, P.C. as our independent registered public accounting firm unless you instruct otherwise.

Reverse Stock Split	FOR

To approve an amendment to the Company’s Amended and Restated Articles of Incorporation, as amended, and to authorize the Company’s Board of Directors, if in their judgment it is necessary, to effect a Reverse Stock Split of the Company’s common stock, $0.001 par value per share, at a whole number ratio in the range of 1:12 to 1:15, such ratio to be determined in the discretion of the Company’s Board of Directors. Accordingly, your proxy holder will vote your Shares FOR the authorization of the Board to effect a Reverse Stock Split of the Company’s common stock unless you instruct otherwise.

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Questions and Answers

1. What is a proxy statement, what is a proxy and how does it work?

A proxy statement is a document that the U.S. Securities and Exchange Commission requires us to give you when we ask you to sign a proxy card designating someone other than you to vote the stock you own. The written document you sign indicating who may vote your shares of common stock is called a proxy card and the person you designate to vote your shares is called a proxy. The Board of Directors is asking to act as your proxy. By signing and returning to us the proxy card enclosed you are designating us as your proxy to cast your votes at the 2015 Annual Meeting of Stockholders. We will cast your votes as you indicate on the enclosed proxy card.

Our employees, officers and directors may solicit proxies. We will bear the cost of soliciting proxies and will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of our common stock.

2. Who is entitled to vote at the 2015 Annual Meeting of Stockholders?

Only stockholders who were Payment Data Systems, Inc. stockholders of record at the close of business on May 8, 2015 (the “Record Date”) may vote at the 2015 Annual Meeting of Stockholders. As of the close of business on the Record Date, there were 183,539,547 shares of our common stock outstanding. Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date.

3. What is the difference between a stockholder of record and a beneficial owner?

If your shares are registered directly in your name with Payment Data’s transfer agent, American Stock Transfer and Trust Company, LLC, you are considered, with respect to those shares, a stockholder of record. As a stockholder of record, a Proxy Statement, Annual Report and proxy card have been sent directly to you by us.

If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of your shares of common stock. The Proxy Statement and Annual Report have been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instruction form included in the mailing.

4. What does it mean if I receive more than one proxy card?

If you hold your shares in multiple registrations, or in both registered and street name, you will receive a proxy card for each account. Please mark, sign, date, and return each proxy card you receive. If you choose to vote by telephone or Internet, please vote each proxy card you receive.

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5. What proposals will be voted on at the 2015 Annual Meeting of Stockholders?

The following five proposals will be voted on at the 2015 Annual Meeting of Stockholders:

●	The election of one Class I director, nominated by the Board of Directors, to serve until the 2018 Annual Meeting of Stockholders or until his or her successor is duly elected and qualified;

●	The Say-on-Pay Proposal, to approve on an advisory basis, the compensation paid to our Named Executive Officers;

●	The approval of our 2015 Equity Incentive Plan;

●	The ratification of the appointment of Akin, Doherty, Klein & Feuge, P.C. as our independent public accounting firm for the fiscal year ending December 31, 2015;

●	The approval of a reverse-stock split of our common capital stock at a whole number ratio in the range of 1:12 to 1:15.

6. What are the Board’s recommendations?

Our Board recommends that you vote:

●	“FOR” Proposal No. 1 to elect the Class I director nominee, Louis A. Hoch;

●	“FOR” Proposal No. 2, the Say-on-Pay Proposal, to approve on an advisory basis, the compensation paid to our Named Executive Officers;

●	“FOR” Proposal No. 3 to approve the Company’s 2015 Equity Incentive Plan;

●	“FOR” Proposal No. 4 to ratify the appointment of Akin, Doherty, Klein & Feuge, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2015;

●	“FOR” Proposal No. 5 to effect a reverse-stock split of our common capital stock at a whole number ratio in the range of 1:12 to 1:15.

7. Will there be any other items of business on the agenda?

We do not expect any other items of business because the deadline for stockholder proposals and nominations has already passed. Nonetheless, in case there is an unforeseen need, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be brought before the meeting. Those persons intend to vote that proxy in accordance with their best judgment.

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8. How will my shares be voted?

To designate how you would like to vote, fill out the proxy card indicating how you would like your votes cast.

If you sign and return the enclosed proxy, but do not specify how to vote, we will vote your shares as follows:

●	“FOR” Proposal No. 1 to elect the Class I director nominee, Louis A. Hoch;

●	“FOR” Proposal No. 2, the Say-on-Pay Proposal, to approve on an advisory basis, the compensation paid to our Named Executive Officers;

●	“FOR” Proposal No. 3 to approve the Company’s 2015 Equity Incentive Plan;

●	“FOR” Proposal No. 4 to ratify the appointment of Akin, Doherty, Klein & Feuge, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2015;

●	“FOR” Proposal No. 5 to effect a reverse-stock split of our common capital stock at a whole number ratio in the range of 1:12 to 1:15.

9. Can I change my vote or revoke my proxy?

You may change your vote or revoke your proxy at any time prior to the vote at the 2015 Annual Meeting. If you submitted your proxy by mail, you must file with our Secretary, at Payment Data Systems, Inc., 12500 San Pedro, Ste. 120, San Antonio, TX 78216, a written notice of revocation or deliver a valid, later-dated proxy. If you submitted your proxy by telephone or the Internet, you may change your vote or revoke your proxy with a later telephone or Internet proxy, as the case may be. Attendance at the 2015 Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the 2015 Annual Meeting.

10. What is a broker non-vote and what is the impact of not voting?

A broker “non-vote” occurs when a nominee holding shares of common stock for a beneficial owner, such as a bank or broker, does not vote on one or more proposals because the nominee does not have discretionary voting power on that matter, which is also referred to as holding shares in street name. Your bank or broker does not have discretion to vote uninstructed shares on the proposals in this Proxy Statement, except for Proposals No. 4 to ratify the appointment of our independent registered public accounting firm, and No. 5 to effect a reverse-stock split of our common capital shares. As a result, if you hold your shares in street name it is critical that you provide instructions to your bank or broker, if you want your vote to count in the election of directors and the advisory votes related to executive compensation.

11. What constitutes a quorum?

A quorum is the minimum number of stockholders necessary to conduct the Annual Meeting. The presence at the 2015 Annual Meeting, in person or by proxy, of the holders of a majority of common stock outstanding on the Record Date will constitute a quorum. As of the close of business on the Record Date, there were 183,539,547 shares of our common stock outstanding. Votes withheld from any nominee, abstentions and broker “non-votes” are counted as present or represented for the purpose of determining the presence of a quorum.

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12. Is cumulative voting permitted for the election of directors?

No. Stockholders may not cumulate votes in the election of directors, which means that each stockholder may vote only the number of shares he or she owns for a single director candidate.

13. What is the vote required for a proposal to pass?

Proposal No. 1—Election of Director: The affirmative vote of a plurality of the shares of common stock present or represented by proxy and entitled to vote at the 2015 Annual Meeting, in person or by proxy, is required for the election of each of the nominees. Thus, assuming a quorum is present at the 2015 Annual Meeting, the nominee who receives the most affirmative votes will be elected as Class I director. Abstentions and broker “non-votes” will have no effect on the voting outcome with respect to the election of directors.

Proposal No. 2—Say-on-Pay: Because this proposal asks for a non-binding, advisory vote, there is no required vote that would constitute approval. We value the opinions expressed by our stockholders in this advisory vote, and our Compensation Committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the vote when designing our compensation programs and making future compensation decisions for our Named Executive Officers. Abstentions and broker “non-votes,” if any, will not have any impact on this advisory vote.

Proposal No. 3—Approval of our 2015 Equity Incentive Plan: The affirmative vote of the holders of a majority of shares of common stock present in person or represented by proxy and entitled to vote at the 2015 Annual Meeting, is required to approve our 2015 Equity Incentive Plan. A properly executed proxy marked “ABSTAIN” with respect to this proposal will not be voted, although it will be counted for purposes of determining the number of shares of common stock entitled to vote. Accordingly, an abstention will have the effect of a negative vote.

Proposal No. 4—Ratification of the selection of our independent registered public accounting firm: The affirmative vote of the holders of a majority of shares of common stock present in person or represented by proxy and entitled to vote at the 2015 Annual Meeting, is required to ratify our selection of Akin, Doherty, Klein & Feuge, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2015. A properly executed proxy marked “ABSTAIN” with respect to this proposal will not be voted, although it will be counted for purposes of determining the number of shares of common stock entitled to vote. Accordingly, an abstention will have the effect of a negative vote. Because Proposal No. 4 is a routine proposal on which a broker or other nominee is generally empowered to vote, broker “non-votes” likely will not result from this Proposal. Thus, if you are a beneficial owner holding shares through a broker, bank or other holder of record and you do not vote on this Proposal, your broker may cast a vote on your behalf for this Proposal.

Proposal No. 5—Reverse stock split: The affirmative vote of a majority of the holders of a majority of shares of common stock present in person or represented by proxy and entitled to vote at the 2015 Annual Meeting is required to (i) approve an amendment to our Amended and Restated Articles of Incorporation, as amended, and to authorize our Board of Directors, if in their judgment it is necessary, to effect a reverse stock split of our outstanding common stock, $0.001 par value per share, at a whole number ratio in the range of 1:12 to 1:15, such ratio to be determined in the discretion of our Board of Directors,  and (ii) authorize our Board of Directors to file such amendment, if in their judgment it is necessary, that would effect the foregoing. A properly executed proxy marked “ABSTAIN” with respect to this proposal will not be voted, although it will be counted for purposes of determining the number of shares of common stock entitled to vote. Accordingly, an abstention will have the effect of a negative vote. Because Proposal No. 5 is a routine proposal on which a broker or other nominee is generally empowered to vote, broker “non-votes” likely will not result from this Proposal. Thus, if you are a beneficial owner holding shares through a broker, bank or other holder of record and you do not vote on this Proposal, your broker may cast a vote on your behalf for this Proposal.

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Governance

Proposal No. 1 – Election of Directors

Election of the Class I director nominee. The Board believes that the nominee’s knowledge, skills, and abilities would positively contribute to the function of the Board as a whole. Accordingly, your proxy holder will vote your shares FOR the election of the Board’s nominee named below unless you instruct otherwise.

Directors and Nominees

As established by our Bylaws, our Directors are divided into three classes serving staggered three-year terms. Our Board currently consists of five directors:

	Name	Position with the Company	Director Since	Term Expires
Class I
	Louis A. Hoch	President, COO and Class I Director	1998	2018
Class II
	Michael R. Long	Chairman of the Board, CEO and Class II Director	1998	2016
	Peter G. Kirby	Class II Director	2001	2016
Class III
	Kirk E. Taylor	Class III Director	2015	2017
	Miguel A. Chapa	Class III Director	2015	2017

With regard to the election of directors, votes may be cast “FOR” or “WITHHOLD.” Provided that a quorum is present, the affirmative vote by the holders of a plurality of the shares of common stock present and voting at the 2015 Annual Meeting is required to elect each of the nominees for director.

What am I voting on?

Shareholders are being asked to elect the Class I Director Nominee for a three-year term. The following sections include information about all Directors, including Louis A. Hoch. Louis A. Hoch is the Nominee for this year’s election.

Required Vote

The affirmative vote of a plurality of the shares of common stock present or represented by proxy and entitled to vote at the 2015 Annual Meeting, in person or by proxy, is required for the election of each of the nominees. Thus, assuming a quorum is present at the 2015 Annual Meeting, the nominee who receives the most affirmative votes will be elected as Class I director. Abstentions and broker “non-votes” will have no effect on the voting outcome with respect to the election of directors.

Voting Recommendation

The Board of Directors recommends a vote FOR the election of Class I Director, Louis A. Hoch.

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Director Biographies and Qualifications

The biographies of our directors and certain information regarding each director’s experience, attributes, skills and/or qualifications that led to the conclusion that the director should be serving as a Director of Payment Data Systems, Inc. are stated below.

Class I Director with a Three-Year Term Ending with the 2015 Annual Meeting of Stockholders

Louis A. Hoch, age 49 – President, Chief Operating Officer and Vice Chairman of the Board

Mr. Hoch has served as our President, Chief Operating Officer, and a director of our Company since July 1998, and also serves as Vice Chairman of our Board of Directors and as Chief Executive Officer of our wholly-owned subsidiary FiCentive, Inc. Mr. Hoch is a valuable member of our Board as he has over twenty years of management experience, sixteen years of which were at a senior executive level in large systems development, and he is an expert in payment processing, call center operations and service bureau operations. He holds inventor status on U.S. Patent No. 7,021,530 (“System and method for managing and processing stored-value cards and bill payment therefrom.”). Mr. Hoch has held various key management positions with U.S. Long Distance, Billing Concepts, Inc. and Andersen Consulting. Mr. Hoch holds a BBA in Computer Information Systems and an MBA in International Business Management, both from Our Lady of the Lake University Business School.

Class II Directors with a Three-Year Term Ending with the 2016 Annual Meeting of Stockholders

Michael R. Long, age 70 – Chief Executive Officer and Chairman of the Board

Mr. Long has served as our Chief Executive Officer and Chairman of our Board of Directors since July 1998. He has also held the position of our Chief Financial Officer from September 2003 to March 2015, in addition to his other positions with us. Mr. Long has more than thirty years of senior executive management and systems development experience in six publicly traded companies, as well as experience operating a systems consulting business. Before assuming the highest position with our Company, Mr. Long was Vice President of Information Technology at Billing Concepts, Inc., the largest third party billing clearinghouse for the telecommunications industry. Mr. Long’s career experience also includes financial services industry business development for Andersen Consulting and several executive positions in publicly traded telecommunications and financial services companies. Mr. Long is a valuable member of our Board due to his depth of operating, strategic, systems development, transactional, and senior management experience in our industry. Additionally, Mr. Long has held positions of increasing responsibility at our Company and holds an intimate knowledge of our Company due to his longevity in the industry and with us.

Peter G. Kirby, Ph.D. SPHR CM, age 75 – Director

Dr. Kirby has served as a director of our Company since June 2001. Dr. Kirby has distinguished himself in professional and community activities in a career that spanned over thirty-five years. He is an accomplished public speaker and has provided consulting services to Fortune 100 firms. Dr. Kirby has published numerous works in the fields of management, decision-making and human resources. He has been a director on many university advisory councils and boards and has served on many charitable committees and foundations. Dr. Kirby retired in 2006 as a tenured professor of management at Our Lady of the Lake University in San Antonio, Texas, where he taught for seventeen years. Dr. Kirby served as Chair of the QFN Economic Development Corporation, a Canadian corporation, from April 2007 to May 2008. Dr. Kirby is a valuable member of our Board due to his depth of strategic and management experience.

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Class III Directors with a Three-Year Term Ending with the 2017 Annual Meeting of Stockholders

Kirk E. Taylor, age 44 – Director

Mr. Taylor has over 20 years of business experience focused on management, accounting and finance.  Mr. Taylor currently serves as Chief Operating Officer, Executive Vice President, Corporate Secretary, Treasurer and as a member of the Board of Directors of Alamo Concrete Products Company and Alamo Transit Company.  These companies are some of the largest ready mix concrete producers in the United States, with significant vertically-integrated crushed stone, sand, gravel, and logistics operations.  Additionally, Mr. Taylor serves as Executive Vice President, Corporate Secretary and Treasurer for Alamo Cement Company, which manufactures and sells cement.  Mr. Taylor joined the Alamo group of companies in November 2004 as the Controller and has held various managerial and executive positions, becoming the Corporate Assistant Secretary and Assistant Treasurer in May 2008 prior to reaching his current positions in May 2014.  Prior to November 2004, Mr. Taylor served as the Corporate Controller at the largest supermarket chain in South Texas.  He also served as  the Controller at Billserv, Inc. (the predecessor entity to Payment Data Systems, Inc.) from June 2000 to March 2001.  Mr. Taylor, a Certified Public Accountant, began his career in public accounting with the accounting firms of Price Waterhouse LLP and Ernst & Young LLP, with the last position held being Audit Manager-Entrepreneurial Services.  Mr. Taylor holds a Bachelor of Business Administration Degree in Accounting from the University of Texas in San Antonio.

Miguel A. Chapa, age 44 – Director

During the past 17 years, Mr. Chapa focused primarily on building a highly successful entrepreneurial career.  His skills of business planning, financial analysis, strategic planning, management, negotiations and leadership has led him to build successful companies in the retail customer service industry, such as restaurants and entertainment venues.  Mr. Chapa has served as the Chief Executive Officer of Rio Ventures Ltd., and Rio Club LLC since January 2012 and EFJM, Inc.  since January 2014.  Previously, he was the Chief Executive Officer for 6400 Beverage LLC and Bar Rio Management of Houston LLC from March 2005 to October 2009 and Casa Grande Holdings LLC from June 2010 to December 2011.  Mr. Chapa completed his education with a Bachelor of Arts degree in Finance in 1998 from the Monterrey Institute of Technology and Higher Education.

Other Involvement in Certain Legal Proceedings

None of our directors have been involved in any bankruptcy or criminal proceedings, nor have there been any judgments or injunctions brought against any of our directors during the last ten years that we consider material to the evaluation of the ability and integrity of any director.

Board Meetings and Annual Meeting attendance

Our Board of Directors held five meetings during 2014, and in addition, took action from time to time by unanimous written consent. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors held during the period for which such Director served on our Board of Directors and of the Committees on which such director served.

We do not have a policy that requires the attendance of directors at our Annual Meetings of Stockholders.

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Committees of the Board of Directors

Our Board of Directors is responsible for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The Board’s primary responsibility is to oversee management of our Company and, in so doing, serve the best interests of our Company and our stockholders.

Audit Committee

We have a separately designated audit committee, and its membership during 2014 consisted solely of our independent director, Dr. Peter Kirby. The Audit Committee did not have a written charter. The Audit Committee met with our auditors four times in relation to the year ending December 31, 2014.

Effective April 24, 2015, our Board of Directors appointed Kirk Taylor and Miguel Chapa as independent directors. On May 19, 2015 our Board established our new committee structure and appointed Mr. Taylor (chairperson), Dr. Peter Kirby and Mr. Chapa to our Audit Committee all of whom meet the independence standards for independent directors under the rules of the NASDAQ Stock Market published in the NASDAQ Marketplace Rules. Mr. Taylor meets the standard of “audit committee financial expert,” as defined in Item 407(d)(5)(ii) of Regulation S-K.

The Audit Committee’s purpose is to assist the Board of Directors in its general oversight of our financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles and internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Akin, Doherty, Klein & Feuge, P.C., our independent auditing firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board.

The Audit Committee is not made up of professional accountants or auditors, and its function is not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Audit Committee certify that the independent auditor is “independent” under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters.

Among other matters, the Audit Committee monitors the activities and performance of our external auditors, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent auditor may be retained to perform non-audit services. The Audit Committee and the Board of Directors have ultimate authority and responsibility to select, evaluate and, when appropriate, replace our independent auditor. The Audit Committee also reviews the results of the internal and external audit work with regard to the adequacy and appropriateness of our financial, accounting and internal controls. Management and independent auditor presentations to and discussions with the Audit Committee also cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent auditor. In addition, the Audit Committee generally oversees our internal compliance programs.

In overseeing the preparation of our financial statements, the Audit Committee has had access to our management to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee has met with our independent auditors with regard to our audited financial statements for the year ending December 31, 2014. For the year ended December 31, 2014, the Audit Committee did receive the independent auditor’s letter and written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

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Director Independence and Related Person Transactions

Independent Directors

Standard for Independence—we determine independence using the definitions set forth in the NASDAQ listing rules and the rules under the Securities Exchange Act of 1934. These definitions define independence based on whether the director or a family member of the director has been employed by the Company in the past three years, how much compensation the director or family member of a director received, how much stock the director or a family member of the director owns in the Company and whether the director or a family member of the director is associated with the Company’s independent auditor. During the fiscal year ended December 31, 2014, Messrs. Michael R. Long, Louis A. Hoch, and Peter G. Kirby served on our Board of Directors. The Board has determined Dr. Kirby was our sole independent board member as determined as defined by Rule 5605(a)(2) of the NASDAQ Listing Rules.

Effective on April 24, 2015, our Board of Directors appointed Mr. Kirk Taylor and Mr. Miguel Chapa as independent directors.

Related Person Transactions

It is our policy that all employees, officers and directors must avoid any activity that is or has the appearance of conflicting with the interests of our Company. We conduct a review of all related party transactions for potential conflict of interest situations on an ongoing basis and all such transactions relating to executive officers and directors must be approved by the Board. In carrying out this responsibility, the Board has determined that we have the following related party transactions. On May 19, 2015, we established a new Audit Committee that will, going forward, be responsible for reviewing all related party transactions.

Michael R. Long and Louis A. Hoch

As previously disclosed, in 2002, we recognized a loss on margin loans we guaranteed for Michael R. Long, then Chairman of the Board of Directors and Chief Executive Officer, and our current Chief Executive Officer and, at the time of the transaction, our Chief Financial Officer; and Louis A. Hoch, our President and Chief Operating Officer, in the amounts of $535,302 and $449,371, respectively. In February 2007, we signed employment agreements with Mr. Long and Mr. Hoch that required each to repay his respective obligation to us in four equal annual payments of cash or stock or any combination thereof. In December 2007, we accepted common stock and stock options valued at $133,826 and $112,343 from Mr. Long and Mr. Hoch, respectively, in satisfaction of their annual payments for 2007 as provided for under their respective employment agreements.

In December 2008, Mr. Long and Mr. Hoch did not pay us the second annual installment pursuant to their respective employment agreements. They each withheld payment of the installment due because we had deferred payment of their salary increases for 2008 called for under their respective employment agreements. At December 31, 2008, we owed Mr. Long and Mr. Hoch deferred salaries of $110,000 and $100,000, respectively, and Mr. Long and Mr. Hoch owed us $133,825 and $112,343, respectively, for the second installment of their loan repayments. The total amount owed to us for the second installment was $246,168 and is classified as “Related Party Receivable” on our balance sheet at December 31, 2008. On March 30, 2009, we accepted 680,715 shares of our common stock valued at $23,825 and 352,658 shares of our common stock valued at $12,343 from Mr. Long and Mr. Hoch, respectively, in partial satisfaction of their annual payments due to us for 2008 as provided for under their employment agreements. The partial payments of $23,825 and $12,343 made to us by Mr. Long and Mr. Hoch, respectively, equaled the difference between the amount each owed to us for the second installment of their loan repayments and the amount we owed to each executive as deferred salary. The common stock accepted from Mr. Long and Mr. Hoch was valued at $0.035 per share, which was the closing price of the common stock on March 30, 2009. The common stock accepted from Mr. Long and Mr. Hoch was recorded as treasury stock with a total cost of $36,168.

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On November 12, 2009, we executed amendments to the employment agreements with Mr. Long and Mr. Hoch. Under the terms of their respective amended employment agreements, Mr. Long and Mr. Hoch agreed to reduce their annual base salaries for 2009 to $190,000 and $175,000, respectively, from $375,000 and $350,000, respectively.

In December 2009, Mr. Long and Mr. Hoch did not pay us the third annual installment pursuant to their respective employment agreements. They each withheld payment of the installment due because we had partially deferred payment of their salary for 2009 called for under their respective employment agreements. At December 31, 2009, we owed Mr. Long and Mr. Hoch deferred salaries for 2009 of $162,385 and $141,808, respectively, and Mr. Long and Mr. Hoch owed us $133,825 and $112,343, respectively, for the third installment of their loan repayments. The total amount owed to us for the unpaid installments was $456,168 and was classified as “Related Party Receivable” on our balance sheet at December 31, 2009.

On April 12, 2010, we executed a second amendment to the employment agreements with Mr. Long and Mr. Hoch. Under the terms of the second amendment to their respective amended employment agreements, Mr. Long and Mr. Hoch agreed to reduce their annual base salaries for 2010 to $24,000 each from $375,000 and $350,000, respectively, and to change their annual bonus limit from 100% of current salary to 100% of the highest salary received in any year of the agreement.

In December 2010, Mr. Long and Mr. Hoch did not pay us the fourth and final annual installment pursuant to their respective employment agreements. They each withheld payment of the installment due to our continued inability to pay the deferred salaries that were called for under their respective employment agreements. At December 31, 2010, we owed Mr. Long and Mr. Hoch deferred salaries of $147,368 and $126,915, respectively, in regards to their 2009 deferred salary balances. As of December 31, 2010, Mr. Long and Mr. Hoch owed us $133,825 and $112,343, respectively, for the fourth and final installment of their loan repayments. The total amount owed to us for the unpaid installments was classified as “Related Party Receivable” on our balance sheet and was $702,337 and $703,060 at December 31, 2011 and 2010, respectively.

On January 14, 2011, we executed a third amendment to the employment agreements with Mr. Long and Mr. Hoch. Under the terms of the third amendment to their respective employment agreements, Mr. Long and Mr. Hoch agreed to reduce their annual base salaries for 2011 to $24,000 and $24,000, respectively, from $375,000 and $350,000, respectively.

At December 31, 2011, we owed Mr. Long and Mr. Hoch a total of $23,473 and $3,300, respectively, in regards to their 2010 deferred salary balances, which were included in accrued expenses on our balance sheet. We paid the obligations in the first quarter of 2012 and thus, our balance sheet at December 31, 2012 did not reflect any such amounts owed at December 31, 2012.

On July 2, 2012, we executed a fourth amendment to the employment agreements with Mr. Long and Mr. Hoch. Under the terms of the fourth amendment to their respective employment agreements, Mr. Long and Mr. Hoch agreed to amend their annual base salaries for 2012 to $255,000 and $235,000, respectively, from $375,000 and $350,000, respectively.

As of December 31, 2012, Mr. Long owed us $377,651 and Mr. Hoch owed us $324,686.

On March 11, 2013, in accordance with our respective employment agreements with Mr. Long and Mr. Hoch, we accepted shares of our common stock owned by Mr. Long and Mr. Hoch as satisfaction in full for the remaining amounts owed to us as annual payments due to the loss on margin loans guaranteed by us for Mr. Long and Mr. Hoch.

On March 11, 2013, we also agreed to purchase additional shares of our common stock owned by Mr. Long and Mr. Hoch, valued at $156,852 and $144,403, respectively, in lieu of the issuances of cash bonuses to Mr. Long and Mr. Hoch. Such bonuses were intended to compensate the executives for their service. As a result, we incurred a one-time reduction in cash of $301,255.

Accordingly, on March 11, 2013, we accepted an aggregate of 2,969,459 shares of our common stock valued at $534,503, and an aggregate of 2,606,051 shares of our common stock valued at $469,089 from Mr. Long and Mr. Hoch, respectively, as satisfaction in full of their aggregated outstanding amounts of $702,337 owed to us and aggregated compensation of $301,255 paid to Mr. Long and Mr. Hoch in lieu of cash bonuses. The common stock accepted from Mr. Long and Mr. Hoch was valued at $0.18 per share, which was the closing price of the common stock on March 1, 2013. The common stock accepted from Mr. Long and Mr. Hoch was recorded as treasury stock and we no longer carry a “Related Party Receivable” on our balance sheet.

Accordingly, following the completion of these transactions we have no remaining receivables or payables related to Mr. Long, Mr. Hoch or any other officer of Payment Data.

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Herb Authier

During the years ended December 31, 2014 and 2013, we paid Herb Authier a total of $35,400 and $35,400 in cash, respectively, for services related to network engineering and administration that he provided to us. Mr. Authier is the father-in-law of Louis Hoch, our President and Chief Operating Officer.

Nikole Hoch

During the year ended December 31, 2014, we purchased $6,227 of corporate imprinted sportswear and caps from Angry Pug Sportswear in 2014. Nikole Hoch, the spouse of our President and Chief Operating Officer Louis Hoch, is the sole owner of Angry Pug Sportswear.

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Information about Corporate Governance

Board Leadership Structure

Mr. Long has served as our Chief Executive Officer and Chairman of our Board of Directors since July 1998. He has also held the position of our Chief Financial Officer from September 2003 to March 2015. As Chief Executive Officer and Chairman, Mr. Long manages the day-to-day affairs of our Company and leads the Board meetings. Mr. Hoch has served as our President, Chief Operating Officer, and a director of our Company since July 1998, and also serves as Vice Chairman of our Board of Directors. Dr. Kirby has served as the third director of our Company since June 2001. Effective on April 24, 2015, our Board of Directors appointed Mr. Kirk Taylor and Mr. Miguel Chapa as independent directors.

The Board believes that its structure should be informed by the needs and circumstances of our Company, the Board, and our stockholders. With this in mind, the Board believes that its structure is currently serving our Company well, and intends to maintain this where appropriate and practicable in the future.

Risk Oversight Management

The Board of Directors takes an active role, as a whole and at the committee level, in overseeing management regarding our Company’s risks. Our management keeps the Board of Directors apprised of significant risks facing our Company and the approach being taken to understand, manage and mitigate such risks. Specifically, strategic risks are overseen by the full Board of Directors; financial risks are overseen by the Audit Committee; risks relating to compensation plans and arrangements are overseen by the Board; risks associated with director independence and potential conflicts of interest are overseen by the full Board of Directors. On May 19, 2015, we established a new Compensation Committee that will, going forward, be responsible for reviewing all risks related to compensation plans and arrangements. Additional review or reporting on enterprise risks is conducted as needed or as requested by the full Board of Directors or the appropriate committee.

Director Nominations

We consider recommendations for director candidates from our directors, officers, employees, stockholders, customers, and vendors. Stockholders wishing to nominate individuals to serve as directors may submit such nominations, along with a nominee’s qualifications, to our Board of Directors at Payment Data Systems, Inc., 12500 San Pedro, Suite 120, San Antonio, Texas, 78216, and the Board of Directors will consider such nominee.

The Board of Directors selects the director candidates slated for election. The Board of Directors nominates directors for election at each Annual Meeting of Stockholders and appoints new directors to fill vacancies when they arise. We do not have a Nominating Committee in light of resource allocations made by the Board of Directors in its business judgment.

Stockholder Communications with the Board of Directors

If you wish to communicate with the Board of Directors, you may send your communication in writing to: Secretary, Payment Data Systems, Inc., 12500 San Pedro, Suite 120, San Antonio, Texas, 78216. Please include your name and address in the written communication and indicate whether you are a stockholder of Payment Data. The Secretary will review any communication received from a stockholder, and all material communications from stockholders will be forwarded to the appropriate director or directors or Committee of the Board of Directors based on the subject matter.

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Director Compensation

The following table sets forth information concerning the compensation provided to each person who served as a non-employee member of our Board of Directors during the fiscal year ended December 31, 2014. Compensation provided to Directors who are also employees is listed in the Summary Compensation Table for the fiscal years ended December 31, 2014 and 2013 in the section addressing Executive Compensation.

Name of Director	Fees earned or paid in cash ($)	Stock awards ($)	Option Awards ($)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Peter G. Kirby(1)	0	85,000	0	0	0	0	85,000

(1)
Dr. Kirby was our sole non-employee director as of December 31, 2014. He did not receive cash compensation for serving on our Board for the fiscal year ended December 31, 2014. We have previously granted stock awards to Dr. Kirby as compensation for his prior service on our Board. We have calculated that Dr. Kirby earned $85,000 for the fiscal year ended December 31, 2014, which represents the fair value of his accrued stock awards recognized for financial statement reporting purposes only and is not compensation earned by the director. The fair value of each restricted stock award is amortized to expense on a straight-line basis over the vesting period of the restricted stock award for the fiscal year ended December 31, 2014. At December 31, 2014, Dr. Kirby had outstanding 400,000 shares of common stock with a grant date fair value of $36,000 granted on December 27, 2006 that vest on December 27, 2016; 500,000 shares of common stock with a grant date fair value of $27,500 granted on January 9, 2008 that vest on January 9, 2018; and 500,000 shares of common stock with a grant date fair value of $85,000 granted on December 29, 2014 that vest on December 29, 2024. The aggregate grant date fair value of the stock award was calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. See Note 11 of the Notes to our Financial Statements contained in our annual report on Form 10-K for a discussion of all assumptions made by us in determining the values of our stock awards.

At December 31, 2014, Dr. Kirby had outstanding options to purchase 325,000 shares of our common stock.

Narrative to Director Compensation Table

As of December 31, 2014, we did not have a formal agreement with our independent director, Dr. Peter G. Kirby, to compensate him for his service on our Board of Directors. Mr. Long and Mr. Hoch receive no compensation for serving on our Board of Directors due to their status as officers of our Company.

Effective on April 24, 2015, our Board of Directors appointed Mr. Kirk Taylor and Mr. Miguel Chapa as two independent directors. In connection with Mr. Taylor’s and Mr. Chapa’s appointments, we entered into independent director agreements with Mr. Taylor, Mr. Chapa and our long-standing director, Dr. Peter Kirby. We agreed to pay each director $1,000 for participating in each quarterly Board meeting, including the annual shareholder meeting. As Chairman of the Audit Committee, Mr. Taylor will receive $15,000 in additional annual compensation, but no additional compensation for ad hoc or preparatory meetings or for being the chair of another committee. We also agreed to pay Dr. Kirby a one-time $20,000 bonus for continued loyalty and service to our Company. Mr. Chapa and Dr. Kirby will not receive any additional compensation for ad hoc or preparatory meetings or for being the chair of a committee.

Mr. Taylor will also receive 500,000 shares of our common stock at the start of his directorship term, pursuant and subject to the terms of the Company’s 2015 Equity Incentive Plan. Such shares will vest in three installments: (1) 166,667 shares vest on April 24, 2015, (2) 166,667 shares vest on January 1, 2016, and (3) 166,666 shares vest on January 1, 2017. Mr. Chapa will also receive 500,000 shares of our common stock at the start of his directorship term, pursuant and subject to the terms of the Company’s 2015 Equity Incentive Plan. Such shares will vest in four installments: (1) 200,000 shares vest on April 24, 2015, (2) 100,000 shares vest on January 1, 2016, (3) 100,000 shares vest on January 1, 2017, and (4) 100,000 shares vest on January 1, 2018.

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Executive Officers
Executive Officers’ Biographies and Qualifications

The biographies of our executive officers and certain information regarding each officer’s experience, attributes, skills and/or qualifications that led to the conclusion that the officer should be serving as an officer of Payment Data are stated below.

Michael R. Long, age 70 – Chief Executive Officer and Chairman of the Board

For Mr. Long’s biography, please refer to page 13 in the section entitled “Director Biographies and Qualifications.”

Louis A. Hoch, age 49 – President, Chief Operating Officer and Vice Chairman of the Board

For Mr. Hoch’s biography, please refer to page 13 in the section entitled “Director Biographies and Qualifications.”

Habib Yunus, CPA, age 39 – Senior Vice President and Chief Financial Officer

On March 3, 2015, we hired Habib Yunus as our Senior Vice President Chief Financial Officer. Mr. Yunus has more than 15 years of experience in accounting, finance and investing. Prior to joining us, Mr. Yunus was the Managing Director and founder of W NRG (Energy) Advisory LLC since January 2013, focused on advising clients on energy investments, joint venture transactions, project management and market research in North America for Asian investors. Before founding W Energy Advisory, from September 2010 to January 2013, Mr. Yunus was the lead project manager for Toyota Tsusho America, Inc., an oil and gas investment company, where in 2012 he originated and negotiated a $602 million joint venture between Toyota Tsusho Corporation (Japan) and Encana Corporation. Prior to his position at Toyota Tsusho America, Inc., he served as the Head of Tax and Special Assistant to the CFO of Shinsei Bank Ltd. in Tokyo, Japan from July 2004 to June 2010. Before joining Shinsei Bank, for 7 years he held various positions of increasing responsibility at Deloitte and Touche, LLP, a public accounting firm, most recently serving as a Corporate Tax Manager with a focus on international structuring and cross-border transactions with special emphasis in structuring inbound investments.  Mr. Yunus was previously Chair of the Audit Committee of Millennium India Acquisition Company, Inc. from October 2013 to March 2014. Mr. Yunus holds a Bachelor of Arts in Accounting and a Masters of Accounting with a tax specialization both from the University of Florida. Mr. Yunus is licensed by the state of Georgia as a Certified Public Accountant.

Kenneth Keller, age 49 – Senior Vice President and Chief Technology Officer

Mr. Keller has served as our Senior Vice President and Chief Technology Officer since 2007. Mr. Keller has more than 20 years’ experience in the development and delivery of specialized high volume transaction based systems. Prior to joining our Company in 2003, he served in a variety of key leadership and executive technical roles at Billserv, Inc. Prior to Billserv, Inc., he consulted in the telecommunications industry with companies such as US Long Distance, LCI International, Qwest Communications and Broadwing specializing in enterprise wide database development and implementation. Mr. Keller holds a Bachelor of Business Administration in Information Technology from the University of Texas – San Antonio.

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Larry Morrison, age 55 – Senior Vice President, Sales and Marketing

Mr. Morrison has served as our Senior Vice President Sales and Marketing Officer since July 2003. Previously, he also served as Vice President of our Company. Mr. Morrison has over 25 years of experience in all aspects of sales and sales management. Before joining our Company to oversee all sales and marketing functions, Mr. Morrison served as a major accounts executive for a tier one telecommunications provider and vice president of sales and operations for a major two-way communications firm. His background also includes management and implementation of large government communication systems installations both domestic and abroad.

Houston Frost, Ph.D., age 33 – Senior Vice President, Corporate Development and Prepaid Products

Mr. Frost has served as our Senior Vice President Corporate Development and Prepaid Products since December 2014. Prior to joining us, Mr. Frost served as President, Chief Executive Officer and Director of Akimbo Financial, Inc. since its inception in January 2010. Mr. Frost has more than five years of experience in the prepaid and payments industry and eight years of experience in financial services. Prior to Akimbo, Mr. Frost worked in New York as an Associate at JPMorgan Chase & Co. on the Fixed-Income Strategy team. Mr. Frost earned his Ph.D. in Chemical and Biological Engineering from Northwestern University in 2007 and a Bachelor’s of Science in Chemical and Biological Engineering from the University of Colorado in 2003.

Other Involvement in Certain Legal Proceedings

None of our executive officers have been involved in any bankruptcy or criminal proceedings, nor have there been any judgments or injunctions brought against any of our executive officers during the last ten years that we consider material to the evaluation of the ability and integrity of any executive officer.

Executive Compensation

Named Executive Officers

This Proxy Statement contains information about the compensation paid to our Named Executive Officers, as defined by Item 402(m)(2) of Regulation S-K, during our fiscal year ended December 31, 2014, or fiscal year 2014. In accordance with the rules and regulations of the Securities and Exchange Commission for smaller reporting companies, we determined that the following officers were our Named Executive Officers:

●	Michael R. Long, Chief Executive Officer;
●	Louis A. Hoch, Chief Operating Officer;
●	Habib Yunus, Chief Financial Officer;
●	Larry Morrison, Sales and Marketing Officer;
●	Kenneth Keller; Chief Technology Officer; and
●	Houston Frost, Corporate Development and Prepaid Products Officer.

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Compensation Overview

We qualify as a “smaller reporting company” under the rules promulgated by the Securities and Exchange Commission, and we have elected to comply with the disclosure requirements applicable to smaller reporting companies. Accordingly, this executive compensation summary is not intended to meet the “Compensation Discussion and Analysis” disclosure required of larger reporting companies.

Compensation Philosophy and Objectives

Due to the size of our Company, the performance of the Named Executive Officers directly affects all aspects of our results. Consequently, our compensation philosophy is to reward executive officers for the achievement of short and long-term corporate and individual performance, as measured by the attainment of specific goals for the creation of long-term stockholder value. Also, to ensure that we are strategically and competitively positioned for the future, the Compensation Committee has the discretion to attribute significant weight to other factors in determining executive compensation, such as maintaining competitiveness, expanding markets, pursuing growth opportunities and achieving other long-range business and operating objectives. The level of compensation should also allow us to attract, motivate, and retain talented executive officers that contribute to our long-term success. The compensation of our Chief Executive Officer and other executive officers is comprised of cash compensation and long-term incentive compensation in the form of base salary, restricted stock awards and stock options.

Summary Compensation Table for the Fiscal Years Ended December 31, 2014 and 2013

The following table sets forth, for the fiscal years ended December 31, 2014 and 2013, all compensation paid or earned by (i) our Principal Executive Officer during our fiscal years ended December 31, 2014 and 2013, which role is filled by our current Chief Executive Officer; and (ii) our two most highly compensated executive officers, other than our Principal Executive Officer, who were serving as executive officers at the end of our fiscal year ended December 31, 2014 and 2013. These executive officers are referred to herein as our “Named Executive Officers.”

Name and Principal Position	Fiscal Year Ended Dec. 31	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	All Other Compensation ($)(3)	Total ($)
Michael R. Long Chairman, Chief Executive and Chief Financial Officer(8)	2014	255,000(4)	25,000(5)	87,248	14,930	382,166
	2013	255,000(4)	20,000(5)	87,248	12,129	374,377
Louis A. Hoch Vice Chairman, President and Chief Operating Officer	2014	235,000(6)	45,000(7)	107,432	14,138	401,570
	2013	235,000(6)	-	107,432	3,403	345,835
Larry Morrison Vice President, Sales and Marketing Officer	2014	110,000	11,500	18,582	6,649	146,731
	2013	110,000	-	18,582	1,702	130,284
Kenneth Keller Senior Vice President, Chief Technology Officer	2014	104,200	9,000	21,856	4,343	139,399
	2013	104,200	-	21,856	947	127,003

(1)
In this column, the figure represents the amount recognized by the executive during this period for financial statement reporting purposes only and is not compensation earned by the executive. The fair value of each restricted stock award is amortized to expense on a straight-line basis over the vesting period of the restricted stock award. The aggregate grant date fair value of the stock award was calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. See Note 11 of the Notes to our Financial Statements contained in our most recent annual report on Form 10-K for a discussion of all assumptions made by us in determining the values of our stock awards.

(2)	There were no stock options granted to any of our named executive officers during fiscal year 2014 or 2013.
(3)	This column reflects premiums paid by us for term life insurance coverage and Company matching for the 401(k) plan on behalf of the named executive officer.
(4)
In 2014 & 2013, Mr. Long elected to receive a base salary of $255,000 per annum in lieu of the base salary of $375,000 that would have been due to him for 2014 & 2013 under the employment agreement effective February 27, 2007. No deferred compensation is owed to Mr. Long for 2014 or 2013.

(5)
Mr. Long’s 2014 and 2013 bonus compensation consisted of one-time cash bonuses of $25,000 and $20,000, respectively. All bonus compensation was granted pursuant to the terms of our employment agreement with Mr. Long, as amended.

(6)
In 2014 & 2013, Mr. Hoch elected to receive a base salary of $235,000 per annum in lieu of the base salary of $350,000 that would have been due to him for 2014 and 2013 under the employment agreement effective February 27, 2007. No deferred compensation is owed to Mr. Hoch for 2014 or 2013.

(7)	Mr. Hoch’s 2014 bonus compensation consisted of one-time cash bonus of $45,000. All bonus compensation was granted pursuant to the terms of our employment agreement with Mr. Hoch, as amended.
(8)	On March 3, 2015, Mr. Long resigned as our Chief Financial Officer and we hired Mr. Habib Yunus as our new Chief Financial Officer.

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Narrative to Summary Compensation Table

Named Executive Officer Employment Agreements

We entered into an employment agreement with Michael R. Long effective February 27, 2007. Under the agreement, Mr. Long agreed to serve as our Chairman of the Board, Chief Executive Officer and, at the time of the transaction, our Chief Financial Officer. The agreement provides for base annual salaries of $190,000 for 2007, $300,000 for 2008 and $375,000 for each year thereafter, unless increased by us. In addition, Mr. Long will receive an annual bonus of $216,000 during the term of the agreement to be paid in cash or stock at our sole discretion. Upon execution of the agreement, Mr. Long received a cash payment of $15,000 and 500,000 shares of common stock from our Employee Plan, and an aggregate of 2,500,000 shares of restricted common stock that vest annually in increments of 500,000 shares beginning on February 28, 2009. On November 12, 2009, we executed an amendment to our employment agreement with Mr. Long. Under the terms of the amended employment agreement, Mr. Long agreed to reduce his annual base salary for 2009 to $190,000 from $375,000. On April 12, 2010, we executed a second amendment to our employment agreement with Mr. Long. Under the terms of the amended employment agreement, Mr. Long agreed to reduce his annual base salary for 2010 to $24,000 from $375,000, and to change the annual bonus limit from 100% of current salary to 100% of the highest salary received in any year of the agreement. On January 14, 2011, we executed a third amendment to our employment agreement with Mr. Long. Under the terms of the amended employment agreement, Mr. Long agreed to reduce his annual base salary for 2011 to $24,000 from $375,000. In 2012, Mr. Long elected to receive a base salary of $190,000 per annum in lieu of the base salary of $375,000 that would have been due to him for 2012 under the employment agreement effective February 27, 2007. On July 2, 2012, we executed a fourth amendment to our employment agreement with Mr. Long. Under the terms of the amended employment agreement, while Mr. Long had already agreed to a lower salary for 2012, he agreed to formally reduce his annual base salary for 2012 to $255,000 from $375,000. No deferred compensation is owed to Mr. Long for 2012. Total base salary earned by Mr. Long for 2012 was $217,699, which represented a salary of $190,000/year for the first half of 2012, and a salary of $255,000/year for the second half of 2012. In 2013, Mr. Long elected to receive a base salary of $255,000 per annum in lieu of the base salary of $375,000 that would have been due to him for 2013 under the employment agreement effective February 27, 2007. No deferred compensation is owed to Mr. Long for 2013. Mr. Long’s 2013 bonus compensation consisted of a one-time cash bonus of $20,000 paid on October 17, 2013. All bonus compensation was granted pursuant to the terms of our employment agreement with Mr. Long, as amended.

We entered into an employment agreement with Louis A. Hoch effective February 27, 2007. Under the agreement, Mr. Hoch agreed to serve as our Vice Chairman of the Board, President and Chief Operating Officer. The agreement provides for base annual salaries of $175,000 for 2007, $275,000 for 2008 and $350,000 for each year thereafter, unless increased by us. In addition, Mr. Hoch will receive an annual bonus of $216,000 during the term of the agreement to be paid in cash or stock at our sole discretion. Upon execution of the agreement, Mr. Hoch received a cash payment of $15,000 and 500,000 shares of common stock from our Employee Plan, and 2,500,000 shares of restricted common stock that vest annually in increments of 500,000 shares beginning on February 28, 2009. On November 12, 2009, we executed an amendment to our employment agreement with Mr. Hoch. Under the terms of the amended employment agreement, Mr. Hoch agreed to reduce his annual base salary for 2009 to $175,000 from $350,000. On April 12, 2010, we executed a second amendment to our employment agreement with Mr. Hoch. Under the terms of the amended employment agreement, Mr. Hoch agreed to reduce his annual base salary for 2010 to $24,000 from $350,000, and to change the annual bonus limit from 100% of current salary to 100% of the highest salary received in any year of the agreement. On January 14, 2011, we executed a third amendment to our employment agreement with Mr. Hoch.

Under the terms of the amended employment agreement, Mr. Hoch agreed to reduce his annual base salary for 2011 to $24,000 from $350,000. In 2012, Mr. Hoch elected to receive a base salary of $175,000 per annum in lieu of the base salary of $350,000 that would have been due to him for 2012 under the employment agreement effective February 27, 2007. On July 2, 2012, we executed a fourth amendment to our employment agreement with Mr. Hoch. Under the terms of the amended employment agreement, while Mr. Hoch had already agreed to a lower salary for 2012, he agreed to formally reduce his annual base salary for 2012 to $235,000, from $350,000. No deferred compensation is owed to Mr. Hoch for 2012. Total base salary earned by Mr. Hoch for 2012 was $199,692, which represented a salary of $175,000/year for the first half of 2012, and a salary of $235,000/year for the second half of 2012. In 2013, Mr. Hoch elected to receive a base salary of $235,000 per annum in lieu of the base salary of $350,000 that would have been due to him for 2013 under the employment agreement effective February 27, 2007. No deferred compensation is owed to Mr. Hoch for 2013. Mr. Hoch received no bonus compensation in 2013.

We entered into an employment agreement with Houston Frost, Ph.D. effective December 23, 2014. Under the agreement, Mr. Frost agreed to serve as the Company’s Senior Vice President Corporate Development and Prepaid Products through December 31, 2016. We agreed to pay Mr. Frost an annual base salary of $130,000 and a bonus not to exceed 50% of the highest salary received in any year of the agreement and approved and calculated by our executive compensation committee and/or Chief Executive Officer. In addition, Mr. Frost will receive 4,000,000 shares of our common stock to be vested 1,800,000 shares in equal increments of 50,000 shares a month with the first 50,000 shares to vest January 31, 2015 and the last 50,000 to vest December 31, 2017.  The remaining 2,200,000 shares will vest all on January 31, 2025. The stock will be issued on a restricted, non-registered basis. Mr. Frost will also be entitled to receive stock grants and future stock options as authorized by our executive compensation committee and/or our Chief Executive Officer.

We entered into an employment agreement with Habib Yunus, effective March 3, 2015. We agreed to pay Mr. Yunus an annual base salary of $150,000. Mr. Yunus also receives a one-time signing bonus of $30,000 as well as 4,000,000 shares of our common stock which will vest on March 2, 2025. In addition, Mr. Yunus will be entitled to receive stock grants or stock options authorized by our executive compensation committee and/or President or Chief Executive Officer. Mr. Yunus also may be entitled to receive a bonus not to exceed 50% of the highest salary received in any year of his employment agreement, calculated by our executive compensation committee and/or President or Chief Executive Officer. We can terminate the employment agreement for cause, such as breach or fraud by the employee, or without cause, subject to payment by us of a deferred compensation. We will also pay a deferred compensation if Mr. Yunus terminates the employment agreement upon our default, after a change of control, such as a merger, acquisition or substantial change in our Board of Directors, or for good cause. The deferred compensation shall be the amount which is calculated as the base salary payments Mr. Yunus would have received had his employment continued for the remaining term of the employment agreement (including yearly increases calculated at the maximum increase for the prior two years), plus all of the benefits remaining under the employment agreement and a pro-rata portion of the bonus compensation for that year.

We do not have an employment agreement with Larry Morrison.

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Share Ownership

Equity Compensation Plan Information

The following table provides information as of December 31, 2014 with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance:

Plan Category	Number of Securities to be issued upon exercise of outstanding options and rights	Weighted-average exercise price of outstanding options and rights	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,454,421	$0.082	-
Equity compensation plans not approved by security holders	-	-	-
Total	1,454,421	$0.082	-

Our 1999 Employee Comprehensive Stock Plan and our 1999 Non-Employee Director Plan terminated according to the respective terms of the Plans in 2010. Options issued under the now terminated Plans remain in effect according to the terms set on the day each option was issued. No options were exercised in 2014 or 2013.

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Outstanding Equity Awards at Fiscal Year-End

The following table shows grants of unexercised stock options and unvested stock by grant date outstanding on December 31, 2014, the last day of our fiscal year, to each of the named executive officers included in the Summary Compensation Table.

Name		Option awards(1)				Stock awards
		Number of securities underlying unexercised options (#) exercisable	Number of securities under-lying unexercised options (#) unexer-cisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)(2)	Market value of shares or units of stock that have not vested ($)(3)
Michael R. Long	12/29/2005	381,833	-	0.082	12/29/2015	1,355,972	237,295
	12/27/2006	-	-	-	-	2,500,611	437,607
	2/27/2007	-	-	-	-	2,500,000	437,500
	1/9/2008	-	-	-	-	7,750,000	1,356,250
	10/4/2012	-	-	-	-	1,000,000	175,000
	12/29/2014	-	-	-	-	8,000,000	1,400,000
Louis A. Hoch	12/29/2005	586,147	-	0.082	12/29/2015	2,081,536	364,269
	12/27/2006	-	-	-	-	4,083,333	714,583
	2/27/2007	-	-	-	-	2,500,000	437,500
	1/9/2008	-	-	-	-	7,750,000	1,356,250
	10/4/2012	-	-	-	-	1,000,000	175,000
	12/29/2014	-	-	-	-	8,000,000	1,400,000
Larry Morrison	12/29/2005	26,975	-	0.082	12/29/2015	95,156	16,652
	12/27/2006	-	-	-	-	1,000,000	175,000
	1/9/2008	-	-	-	-	700,000	122,500
	10/4/2012	-	-	-	-	450,000	78,750
	12/29/2014	-	-	-	-	3,000,000	525,000
Kenneth Keller	12/29/2005	102,492	-	0.082	12/29/2015	363,971	63,695
	12/27/2006	-	-	-	-	538,333	94,208
	1/9/2008	-	-	-	-	1,550,000	271,250
	10/04/2012	-	-	-	-	500,000	87,500
	12/29/2014	-	-	-	-	3,000,000	525,000
Houston Frost (4)	12/23/2014	-	-	-	-	4,000,000	680,000

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(1)	We did not issue any equity incentive plan awards during the years ended December 31, 2014 and 2013.

(2)
Unvested common stock granted on December 29, 2005 vests on December 29, 2015, unvested common stock granted on December 27, 2006 vests on December 27, 2016 and unvested common stock granted on January 9, 2008 vests on January 9, 2018. Unvested common stock granted on February 27, 2007 vests annually over five years in increments of 500,000 shares beginning on February 28, 2009. Mr. Long and Mr. Hoch each chose to defer vesting of the increment of 500,000 shares that was granted to each of them on February 27, 2007 and was scheduled to vest on February 28, 2009, 2010, 2011, 2012 and 2013. Unvested common stock granted on October 4, 2012 vests on October 4, 2022.

(3)	Calculated using the OTC Bulletin Board, or OTCBB, closing price of $0.175 per share of our common stock on December 31, 2014.

(4)	Mr. Frost was hired on December 23, 2014.

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Narrative to Outstanding Equity Awards at Fiscal Year-End Table

Retirement Benefits

We do not have any qualified or non-qualified defined benefit plans. We do have a tax-qualified defined contribution plan pursuant to Section 401(k) of the Internal Revenue Code. All of our eligible full and part-time employees who meet certain age requirements may participate in this 401(k) plan. Participants may contribute between 1% and 15% of their pre-tax compensation. The 401(k) plan allows for us to make discretionary and matching contributions. In 2014, we matched 100% of employee contributions up to 3% and 50% of the employee contribution over 3% with a maximum employee contribution of 5%.  We made matching contributions of $30,858 and $0 in 2014 and 2013, respectively.

Non-qualified Deferred Compensation

We do not have any non-qualified defined contribution plans or other deferred compensation plans.

Potential Payments Upon Termination or Change of Control

The employment agreements we entered into with Mr. Long, Mr. Hoch, Mr. Frost and Mr. Yunus, respectively, provide for potential payments upon termination or a change of control. Mr. Long’s and Mr. Hoch’s employment agreements contain similar terms and  provide that upon termination of the executive’s employment with us due to death or disability, involuntary termination without cause, termination for good reason or default by us, termination due to non-renewal of the agreement, or a change of control, the executive is entitled to deferred compensation. The amount of deferred compensation shall consist of the amount which is calculated as the greater of the base salary payments that the executive would have received had his employment continued for the remaining term of the agreement (including yearly increases, if any, calculated at the maximum increase for the prior two years), or an amount equal to 2.95 times the higher annual compensation earned by him in the past two years. In addition to this compensation, the executive shall be entitled to all of the benefits otherwise provided in the agreement during that period of time which is the greater of the remaining term of the agreement, or one year, and an amount equal to the pro rata portion of his bonus compensation for the year in which his employment is terminated. In addition, all stock options and restricted stock granted to the executive shall become fully vested upon his termination for any of the aforementioned reasons. Also, in consideration of the executive’s obligations for a period of two years after the termination of his employment under a non-competition clause set forth in the employment agreement, he shall be paid an amount equal to 2 times the base salary paid to him in the year prior to the expiration of the agreement.

Mr. Frost’s and Mr. Yunus’ employment agreements contain similar terms and provide that upon termination of the executive’s employment with us due to termination by us without cause, termination by the executive upon our default or after a change of control or for good reasons, the executive is entitled to deferred compensation. The amount of deferred compensation consists of the amount which is calculated as the base salary payments that the executive would have received had his employment continued for the remaining term of this Agreement (including yearly increases calculated at the maximum increase for the prior two years). In addition to this base deferred compensation, the executive shall be entitled to all of the benefits otherwise provided in the agreement during that period of time which is the remaining term of this agreement, and an amount equal to the pro rata portion of the bonus compensation for the year in which his employment is terminated determined on the basis of the number of days elapsed in such year prior to such termination. In addition, all stock options and restricted stock granted to the executive shall become fully vested upon a change of control or termination for any of the aforementioned reasons.

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Security Ownership of Certain Beneficial Owners

The following tables set forth, to our knowledge, certain information concerning the beneficial ownership of our common stock as of May 8, 2015 by: (i) each stockholder known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (ii) each of our Named Executive Officers, (iii) each of our current directors, and (iv) all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days after May 8, 2015. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Stockholders Known by Us to Own 5% or More of Our Common Stock

Name and Address of Beneficial Owner	Amount and Nature of beneficial ownership		Percentage of Shares Beneficially Owned1
Robert Evans(2) P.O. Box 56, Williamsville, IL 62693	14,020,000	(2)	7.6%

(1)	We had a total of 188,534,791 shares of common stock issued and 183,539,547 shares of common stock outstanding on May 8, 2015.

(2)	We relied on the Form 4 filed by Robert Evans with the SEC on June 9, 2011 for this information.

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Officers and Directors

		Amount of Beneficial Ownership
Name and Address of Beneficial Owner(1)	Nature of Beneficial Ownership	Shares Owned	Shares -Rights to Acquire(3)	Total	Percentage of Shares Beneficially Owned(2)
Michael R. Long(4)	Chief Executive Officer, and Chairman of the Board	39,759,169	381,833	40,141,002	21.8%
Louis A. Hoch(5)	President, Chief Operating Officer, and Vice Chairman of the Board	38,390,111	586,147	38,976,258	21.2%
Kenneth Keller(6)	Senior Vice President, Chief Technology Officer	6,445,390	204,422	6,649,812	3.6%
Larry Morrison(7)	Senior Vice President, Sales and Marketing	5,410,695	26,795	5,437,490	3.0%
Houston Frost(8)	Senior Vice President Corporate Development and Prepaid Products	4,000,000		4,000,000	2.2%
Habib Yunus(9)	Senior Vice President, Chief Financial Officer	4,000,000		4,000,000	2.2%
Dr. Peter Kirby(10)	Director	1,700,500	325,000	2,025,500	1.1%
Kirk Taylor(11)	Director	826,747		826,747	0.5%
Miguel A. Chapa(12)	Director	500,000		500,000	0.3%
Directors and Officers as a group		101,032,612	1,524,197	102,556,809	55.4%

(1)	Unless otherwise stated, the address of each beneficial owners listed on the table is c/o Payment Data Systems, Inc., 12500 San Pedro, Suite 120, San Antonio, Texas 78216.

(2)	We had a total of 188,534,791 shares of common stock issued and 183,539,547 shares of common outstanding on May 8, 2015.

(3)	Represents shares subject to outstanding stock options and warrants currently exercisable or exercisable, or currently vested or that will vest, within 60 days of May 8, 2015.
(4)	Includes 381,833 shares that Mr. Long has the right to acquire upon the exercise of stock options.

(5)	Includes 586,147 shares that Mr. Hoch has the right to acquire upon the exercise of stock options.

(6)	Includes 204,422 shares that Mr. Keller has the right to acquire upon the exercise of stock options.

(7)	Includes 26,795 shares that Mr. Morrison has the right to acquire upon the exercise of stock options.

(8)
We granted to Mr. Frost 4,000,000 unregistered shares on December 23, 2014. 1,800,000 of the shares vest in increments of 50,000 shares per month from January 31, 2015 to December 31, 2017. The remaining 2,200,000 shares vest on January 31, 2025.

(9)	We granted to Mr. Yunus 4,000,000 shares of our common stock on March 3, 2015 which will vest on March 2, 2025.

(10)	Includes 325,000 shares that Dr. Kirby has the right to acquire upon the exercise of stock options.

(11)
In connection with his appointment on April 24, 2015, we granted to Mr. Taylor 500,000 shares of our common stock at the start of his directorship term, pursuant and subject to the terms of the Company’s 2015 Equity Incentive Plan. Such shares will vest in three installments: (1) 166,667 shares vest on April 24, 2015, (2) 166,667 shares vest on January 1, 2016, and (3) 166,666 shares vest on January 1, 2017.  On the day of his appointment as a director, he owned 326,747 shares.

(12)
In connection with his appointment on April 24, 2015, we granted to Mr. Chapa 500,000 shares of our common stock at the start of his directorship term, pursuant and subject to the terms of the Company’s 2015 Equity Incentive Plan.  Such shares will vest in four installments: (1) 200,000 shares vest on April 24, 2015, (2) 100,000 shares vest on January 1, 2016, (3) 100,000 shares vest on January 1, 2017, and (4) 100,000 shares vest on January 1, 2018.

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As of December 31, 2014, there are no arrangements among our beneficial owners known to management which may result in a change in control of our Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than 10% of a registered class of our securities to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission on Forms 3 (Initial Statement of Beneficial Ownership), 4 (Statement of Changes of Beneficial Ownership of Securities) and 5 (Annual Statement of Beneficial Ownership of Securities). Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of copies of such reports furnished to us by our officers and directors, we believe that, during the fiscal year ended December 31, 2014, no person required to file reports under Section 16(a) of the Securities Exchange Act of 1934 failed to file such reports on a timely basis during such fiscal year, except as noted in the following: Mr. Hoch filed two Form 4s late by one day and one Form 4 late by two days. All trades were executed under a 10(b)5-1 trading plan in which Mr. Hoch did not specify any specific trading days or trading conditions that would give him knowledge of when a trade should occur. As a result, Mr. Hoch was not aware of trade executions in a timely manner. Also, Mr. Kirby, a director, filed one Form 4 seven days late because Mr. Kirby’s EDGAR codes had expired and he had to get a new passphrase issued to regenerate new EDGAR codes. Also, Mr. Keller, Senior Vice President and Chief Technology Officer, filed two Form 4s twenty-three months late, two Form 4s twenty-two months late, two Form 4s twenty-one months late, one Form 4 fifteen months late and one Form 4 twelve months late.

Compensation
Proposal No. 2 – Advisory Vote to Approve Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act added Section 14A to the Securities Exchange Act of 1934. As required pursuant to Section 14A of the Exchange Act, Proposal No. 2 is a non-binding, advisory proposal on the compensation that we paid to our Named Executive Officers for the fiscal year ended December 31, 2014. The Board of Directors is providing stockholders with the opportunity to cast an advisory vote on the compensation of our Named Executive Officers. This proposal, commonly known as a “say-on-pay” proposal, gives you, as a stockholder, the opportunity to endorse or not endorse our fiscal 2014 executive compensation programs and policies and the compensation paid to our Named Executive Officers for the fiscal year ended December 31, 2014.

We believe in the power of open disclosure and know the only way to build and strengthen our reputation and our Company is through honesty and trust. In connection with that belief and as required by SEC rules, we are asking our stockholders to approve, on an advisory basis, the compensation that we paid to our Named Executive Officers.

As discussed under the heading “Executive Compensation—Compensation Overview” in this Proxy Statement, our compensation objectives are to: attract and retain highly qualified individuals with a demonstrated record of achievement; reward past performance; provide incentives for future performance; and align the interests of the Named Executive Officers with the interests of our stockholders. The Board is asking stockholders to support this proposal based on the disclosure set forth in these sections of this Proxy Statement, which, among other things, demonstrates:

●	our commitment to ensuring executive compensation is aligned with our corporate strategies and business objectives and competitive with those of other companies in our industry;

●
the design of our compensation programs is intended to reward our Named Executive Officers for the achievement of key strategic and financial performance measures by linking short- and long-term cash and equity incentives to the achievement of measurable corporate and individual performance goals; and

●	our strong emphasis on the alignment of the incentives of our Named Executive Officers with the creation of increased stockholder value.

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Required Vote

Because this proposal asks for a non-binding, advisory vote, there is no required vote that would constitute approval. We value the opinions expressed by our stockholders in this advisory vote, and our Compensation Committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the vote when designing our compensation programs and making future compensation decisions for our Named Executive Officers. Abstentions and broker “non-votes,” if any, will not have any impact on this advisory vote.

Voting Recommendation

The Board of Directors is asking stockholders to cast a non-binding, advisory vote FOR the following resolution:

"RESOVED, the shareholders of Payment Data Systems, Inc. approve on an advisory basis, the compensation paid to our Named Executive Officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation tables and accompanying narrative disclosure under the heading “Executive Compensation” included in this Proxy Statement."

Proposal No. 3 – Approval of the 2015 Equity Incentive Plan

The following is a general summary of the 2015 Equity Incentive Plan and is qualified in its entirety by the full text of the 2015 Equity Incentive Plan attached to this Proxy Statement as Appendix B. Capitalized terms not defined herein have the meanings ascribed to such terms in the plan document.

General

The 2015 Equity Incentive Plan is to be administered by the Compensation Committee. The 2015 Equity Incentive Plan provides for the grant of incentive stock options as defined in Section 422 of the Internal Revenue Code and the grant of Stock Options, Restricted Stock, Stock Units, Performance Awards, or other Awards to employees, non-employee directors, and consultants.

The Board of Directors has authorized 75,000,000 shares of our common capital stock for issuance under the 2015 Stock Incentive Plan, including automatic increases provided for in the 2015 Equity Incentive Plan through fiscal year 2025. The number of shares of our common stock reserved for issuance under the 2015 Equity Incentive Plan will automatically increase, with no further action by the stockholders, on the first business day of each fiscal year during the term of the Plan, beginning January 1, 2016, in an amount equal to 5% of the issued and outstanding shares of Stock on the last day of the immediately preceding year, or such lesser amount if so determined by the Board or the Administrator.

Purpose of the 2015 Equity Incentive Plan

The purpose of the 2015 Equity Incentive Plan is to promote the success of the Company and the creation of stockholder value by (a) encouraging officers, Employees, outside directors, Consultants, and other key persons (including prospective Employees, officers or outside directors) of the Company and its Affiliates to focus on long-term objectives, (b) encouraging the attraction and retention of officers, Employees, outside directors and Consultants with exceptional qualifications, and (c) linking Employees, outside directors, consultants and other key persons directly to stockholder interests through increased stock ownership.

Stockholder approval of the 2015 Equity Incentive Plan has certain tax benefits. Our 2015 Equity Incentive Plan allows us to award “incentive stock options,” which receive favorable tax treatment under the Internal Revenue Code. The stock option grants under the 2015 Equity Incentive Plan cannot qualify as incentive stock options unless the Plan is approved by our stockholders.

Additionally, the 2015 Equity Incentive Plan is also specifically designed to preserve our ability to deduct the compensation we pay certain executive officers for income tax purposes. Section 162(m) of the Internal Revenue Code generally prevents us from deducting more than $1.0 million in compensation each year for our chief executive officer and our three most highly compensated executive officers other than the chief executive officer or chief financial officer. Compensation treated as “qualified performance-based compensation” under Section 162(m) is not subject to this limitation. Any awards granted under the 2015 Stock Incentive Plan may be treated as “qualified performance-based compensation” only if the plan is approved by a majority vote of our stockholders.

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Administration

The 2015 Equity Incentive Plan will be administered by our Board of Directors, except that the Board may delegate (i) to one or more of its members such of its duties, powers and responsibilities as it may determine; (ii) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate; and (iii) to the compensation committee of the Board, if the Board shall have constituted such a committee, some or all of its powers with respect to the Plan, in which event, except as the context otherwise clearly requires, all references in this Plan to the Board shall be deemed to refer to the compensation committee.

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to construe and interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan.  In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m) of the Code, the Administrator will exercise its discretion consistent with qualifying the Award for that exception. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

Participants

Participants of the 2015 Equity Incentive Plan will include certain employees of our Company, officers, non-employee members of the Board who perform services for us, and certain consultants or advisors as designated by the Administrator.

Available Shares

Subject to adjustment (for example, in the event of recapitalization, stock split, stock dividend, merger, reorganization or similar event), the maximum number of shares of common stock that may be issued under the 2015 Equity Incentive Plan is 75,000,000 shares. Additionally, the 2015 Equity Incentive Plan permits an annual increase on the first business day of each fiscal year during the term of the Plan, beginning January 1, 2016, in an amount equal to 5% of the issued and outstanding shares of Stock on the last day of the immediately preceding year, or such lesser amount if so determined by the Board or the Administrator. During the term of the Plan, we intend to at all times reserve and keep available sufficient shares to satisfy the requirements of the 2015 Equity Incentive Plan. The maximum number of shares of common stock that may be issued under the 2015 Equity Incentive Plan is subject to adjustment pursuant to the Reverse Stock Split discussed in Proposal No. 5.

Awards

Awards under the 2015 Equity Incentive Plan may consist of grants of (i) Stock Options, (ii) Restricted Stock, (iii) Stock Units, (iv) Performance Awards, and (v) Awards. The terms and features of the various forms of awards are described more fully in the 2015 Equity Incentive Plan itself, attached as Appendix B.

Reorganization

In the event that we are a party to a merger or other corporate transaction, outstanding Awards shall be subject to adjustment. The Administrator may provide for the assumption of some or all outstanding Awards or for the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor. If the transaction is one in which holders of Stock will receive a payment upon consummation, the Administrator may provide for payment (a “cash-out”), with respect to some or all Awards or portions thereof, equal in the case of each affected Award or portion thereof to the excess, if any, of (A) the Fair Market Value of one share of Stock times the number of shares of Stock subject to the Award or such portion, over (B) the aggregate exercise or purchase price, if any, under the Award or such portion, in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines; provided, that the Administrator shall not exercise its discretion under this section with respect to an Award providing for “nonqualified deferred compensation” subject to Section 409A of the Code in a manner that would constitute an extension or acceleration, or other change in payment terms if such change would be inconsistent with the requirements of Section 409A of the Code. If the transaction (whether or not there is an acquiring or surviving entity) is one in which there is no assumption, substitution or cash-out, each Award requiring exercise will become fully exercisable, and the delivery of shares of Stock deliverable under each outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated and such shares will be delivered, prior to the transaction, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the delivery of the shares, as the case may be, to participate as a stockholder in the transaction; provided, that to the extent acceleration of an Award subject to Section 409A of the Code would cause the Award to fail to satisfy the requirements of Section 409A of the Code, the Award shall not be accelerated and the Administrator in lieu thereof shall take such steps as it deems necessary or appropriate to ensure that payment of the Award is made in a medium other than Stock and on terms that as nearly as possible, but taking into account adjustments required or permitted, mirror the prior terms of the Award. Each Award will terminate upon consummation of the transaction, other than the following: (i) Awards assumed; (ii) Awards converted into an ongoing right to receive payment other than Stock; and (iii) outstanding shares of Restricted Stock (which shall be treated in the same manner as other shares of Stock).

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Termination and Amendment

If approved, the 2015 Equity Incentive Plan shall terminate on July 2, 2025 the date which is ten years from the date of its approval by the shareholders of the Company. The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time of the Award.  Any amendments to the Plan shall be conditioned upon stockholder approval only to the extent, if any, such approval is required by Applicable Laws, as determined by the Administrator.

Required Vote

The affirmative vote of the holders of a majority of shares of common stock present in person or represented by proxy and entitled to vote at the 2015 Annual Meeting, is required to approve our 2015 Equity Incentive Plan. A properly executed proxy marked “ABSTAIN” with respect to this proposal will not be voted, although it will be counted for purposes of determining the number of shares of common stock entitled to vote. Accordingly, an abstention will have the effect of a negative vote.

Voting Recommendation

Your Board of Directions recommends a vote FOR the approval of the 2015 Equity Incentive Plan.

Audit Matters
Report of the Audit Committee

The Audit Committee was comprised of our independent director Dr. Peter Kirby during the year ended December 31, 2014.

The Audit Committee’s purpose is to assist the Board of Directors in its general oversight of our financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles and internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Akin, Doherty, Klein & Feuge, P.C., our independent registered auditing firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board.

In overseeing the preparation of our financial statements, the Audit Committee has had access to our management to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee has met with our independent auditors with regard to our audited financial statements for the year ending December 31, 2014. For the year ending December 31, 2014, the Audit Committee did receive the independent auditor’s letter and written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

In reliance on the reviews and discussion with management and the independent registered public accounting firm referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, the inclusion of the audited financial statements in Payment Data Systems’ Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the SEC. The Audit Committee recommended, and the Board has appointed Akin, Doherty, Klein & Feuge, P.C. to serve as Payment Data Systems’ independent registered public accounting firm for the fiscal year ending December 31, 2015.

Audit Committee

Dr. Peter Kirby

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Proposal No. 4 – Ratification of the Appointment of Akin, Doherty, Klein & Feuge, P.C.

The Audit Committee has recommended and the Board has appointed Akin, Doherty, Klein & Feuge, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2015. Representatives of Akin, Doherty, Klein & Feuge, P.C. are expected to be present at the 2015 Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions. Although stockholder ratification of our independent registered public accounting firm is not required by our Bylaws or otherwise, we are submitting the selection of Akin, Doherty, Klein & Feuge, P.C. to our stockholders for ratification to permit stockholders to participate in this important corporate decision.

Principal Accountant Fees and Services

Akin, Doherty, Klein & Feuge, P.C. has audited our financial statements since 2003. The aggregate fees billed to us for professional accounting services, including the audit of our annual consolidated financial statements by our independent registered public accounting firm for the fiscal years ended December 31, 2014 and 2013 as included in our annual report on Form 10-K, are set forth in the table below.

	Year Ended December 31,
	2014	2013
Audit fees	$55,000	$55,000
Tax fees	$3,500	$6,070
Total fees	$58,500	$61,070

For purposes of the preceding table, the professional fees are classified as follows:

Audit Fees.  This column includes fees for professional services billed for the audit of the consolidated financial statements included in our annual report on Form 10-K filing, the review of consolidated financial statements included in our quarterly reports on Form 10-Q filings, comfort letters, consents and assistance with and review of documents filed with the SEC. The fees include amounts billed to us during each respective calendar year.

Tax Fees.  This column includes fees for professional services rendered by our independent registered public accounting firm for tax compliance, tax planning and tax advice. Tax compliance involves preparation of original and amended tax returns. Tax planning and tax advice encompass a diverse range of subjects, including assistance with tax audits and appeals, tax advice related to dispositions, and requests for rulings or technical advice from taxing authorities. The fees include amounts billed to us during each respective calendar year.

Audit Committee Pre-Approval Policies and Procedures

We may not engage our independent registered public accounting firm to render any audit or non-audit service unless our Audit Committee approves the service in advance. 100% of the services performed by our independent registered public accounting firm described above were approved in advance by our Audit Committee.

Required Vote

Ratification of the appointment of Akin, Doherty, Klein & Feuge, P.C. requires the affirmative vote of a majority of the shares present and voting at the 2015 Annual Meeting in person or by proxy. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment. A properly executed proxy marked “ABSTAIN” with respect to this proposal will not be voted, although it will be counted for purposes of determining the number of shares of common stock entitled to vote. Accordingly, an abstention will have the effect of a negative vote. Because Proposal No. 4 is a routine proposal on which a broker or other nominee is generally empowered to vote, broker “non-votes” likely will not result from this Proposal. Thus, if you are a beneficial owner holding shares through a broker, bank or other holder of record and you do not vote on this Proposal, your broker may cast a vote on your behalf for this Proposal. In the event ratification is not obtained, the Audit Committee and the Board will review its future selection of our independent registered public accounting firm but will not be required to select a different independent registered public accounting firm.

Voting Recommendation

Your Board of Directors recommends a vote FOR the ratification of Akin, Doherty, Klein & Feuge, P.C.as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

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Other Matters
Proposal No. 5 – Reverse Stock Split

To approve an amendment to our Amended and Restated Articles of Incorporation, as amended, and to authorize the Board of Directors, if in their judgment it is necessary, to effect a reverse stock split of our common capital stock, $0.001 par value per share, at a whole number ratio in the range of 1:12 to 1:15, such ratio to be determined in the discretion of our Board of Directors.

General

Our Board of Directors has unanimously adopted a resolution approving, declaring advisable and recommending to the stockholders for their approval, a proposal to amend our Amended and Restated Articles of Incorporation, as amended, and to authorize our Board of Directors, if in their judgment it is necessary, to effect a reverse stock split of our outstanding common stock, $0.001 par value per share, at any whole number ratio not less than 1-for-12 (every twelve shares would be combined into one share) and not greater than 1-for-15 (every fifteen shares would be combined into one share), with the exact ratio to be set within such range in the discretion of our Board of Directors (the “Reverse Stock Split”). The total number of authorized shares which the Company will have the authority to issue will remain the same at 200,000,000 shares of common capital stock, $0.001 par value per share, and 10,000,000 preferred capital shares, $0.01 par value per share.

Approval of this proposal will grant the Board the authority, without further action by the stockholders, to carry out the amendment to our Amended and Restated Articles of Incorporation, as amended, after the date stockholder approval for the amendment is obtained but before our 2016 Annual Meeting of Stockholders, with the exact timing and Reverse Stock Split ratio within such timeframe to be determined in the sole discretion of the Board and within the range approved by our stockholders. If the Reverse Stock Split is not effectuated before our 2016 Annual Meeting of Stockholders, the Reverse Stock Split cannot be effectuated unless again approved by our stockholders. Upon such action of the Board, the Reverse Stock Split will become effective upon the filing of a certificate of change to our Amended and Restated Articles of Incorporation, as amended, with the Secretary of State of the State of Nevada (the “Certificate of Change”), whereby each share of common stock outstanding at the effective time of the Reverse Stock Split, will, without any action on the part of the holder thereof, become equal to no less than 1/12 of a share of our common stock and no greater than 1/15 of a share of our common stock.

The Board of Directors reserves the right, even after stockholder approval, to abandon or postpone the filing of the Certificate of Change if the Board of Directors determines that the action is not in the best interests of the Company and our stockholders. If the amendment effecting the Reverse Stock Split proposal subsequently approved by the stockholders is not implemented by the Board of Directors before our 2016 Annual Meeting of Stockholders, the proposal will be deemed abandoned, without any further effect. In that case, the Board of Directors may again seek stockholder approval at a future date for a reverse stock split if it deems a reverse stock split to be advisable at that time.

Certain of our officers and directors have an interest in this Reverse Stock Split as a result of their ownership of shares of stock of the Company, as discussed in further detail in the section entitled “Security Ownership of Certain Beneficial Owners” set forth below.

Effective Date of Reverse Stock Split

The Reverse Stock Split will become effective upon the filing of the Certificate of Change with the Secretary of State of the State of Nevada, which states that, upon the filing of the Certificate of Change, each share of common stock then issued and outstanding would automatically become and be converted into not less than 1/12 and not greater than 1/15 of a share of common stock, as determined in the sole discretion of our Board of Directors, and approval of the Reverse Stock Split by FINRA.

It is anticipated that the Reverse Stock Split will be effectuated before our 2016 Annual Meeting of Stockholders (unless the Board exercises its authority to abandon the Reverse Stock Split), with the exact date and time before such meeting to be determined by the Board in its sole discretion. If the Reverse Stock Split is not effectuated before our 2016 Annual Meeting of Stockholders, the Reverse Stock Split cannot be effectuated unless again approved by the stockholders.

The text of the form of the Certificate of Change relating to this proposal, which we would file with the Secretary of State of the State of Nevada to effect the Reverse Stock Split, is attached to this Proxy Statement as Appendix C.

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Background and Reasons for the Reverse Stock Split

The Board recommends the Reverse Stock Split for the following reasons:

●
The Board believes that the Reverse Stock Split is the most effective means of increasing the per-share market price of our common stock in order to satisfy the minimum closing price of $3.00 for listing on the NASDAQ;

●
The Board believes that the Reverse Stock Split is advisable to maintain the Company’s financing and capital raising ability. Accordingly, it is the Board’s opinion that the Reverse Stock Split will better position the Company to continue and/or expand operations; and

●	The Board believes that a higher per-share market price of our common stock could encourage investor interest in our Company and promote greater liquidity for our stockholders.

Our common stock is currently quoted on the OTCBB, the OTC market tier for companies that are reporting with the SEC, and on the OTC Bulletin Board, or OTCBB, under the ticker symbol “PYDS.” We believe that a listing on the NASDAQ stock market would better support and maintain the liquidity of our common stock and Company recognition for our stockholders.

The Board of Directors’ primary objective in proposing the Reverse Stock Split is to increase the per-share market price of our common stock in order to qualify for listing on the NASDAQ Capital Market. Effecting the Reverse Stock Split would reduce our total shares of common stock outstanding, which the Board believes will increase the price per share of our common stock and therefore, better enable us to qualify for the NASDAQ Capital Market. While there are other requirements for listing on the NASDAQ Capital Market, a closing price of $3.00 must be achieved before we may be able to qualify. However, the effect of the Reverse Stock Split on the market value of our common stock cannot be predicted with any certainty, and there can be no assurance that the market price per post-split share will either exceed or remain in excess of the $3.00 closing price for a sustained period of time. The Reverse Stock Split itself does not affect our market value, and the market price of our common stock may also be based on other factors that are unrelated to the number of shares outstanding, including our future performance.

Determination of Reverse Stock Split Ratio

The Board of Directors believes that stockholder approval of a range of potential exchange ratios (rather than a single exchange ratio) is in the best interests of our Company and stockholders because it provides the Board of Directors with the flexibility to achieve the desired results of the Reverse Stock Split and because it is not possible to predict market conditions at the time the Reverse Stock Split would be implemented. The ratio to be selected by the Board of Directors in its sole discretion will be a whole number ratio not less than 1:12 and not more than 1:15. In determining the Reverse Stock Split ratio, the Board of Directors will consider, among other factors:

●	the historical and projected performance of our common stock;

●	prevailing market conditions;

●	general economic and other related conditions in our industry and in the marketplace;

●	the projected impact of the selected Reverse Stock Split ratio on trading liquidity in our common stock;

●	the desire to satisfy the minimum closing price of $3.00 for listing on the NASDAQ;

●	our capitalization (including the number of shares of our common stock issued and outstanding);

●	the prevailing trading price for our common stock and the volume level thereof; and

●	potential devaluation of our market capitalization as a result of a Reverse Stock Split.

The purpose of asking for authorization to implement the Reverse Stock Split at a ratio to be determined by our Board of Directors, as opposed to a ratio fixed in advance, is to give the Board of Directors the flexibility to take into account then-current market conditions and changes in price of our common stock and to respond to other developments that may be deemed relevant when considering the appropriate ratio.

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Material Effects of Proposed Reverse Stock Split

The Board believes that the Reverse Stock Split will increase the per-share market price of common stock in order to, among other things, satisfy the minimum closing price of $3.00 for listing on the NASDAQ Capital Market and generate interest in our Company among investors. The Board cannot predict, however, the effect of the Reverse Stock Split upon the market price for our common stock, and the history of similar reverse stock splits for companies that have effected reverse stock splits is varied. The market price per share of our common stock after the Reverse Stock Split may not rise in proportion to the reduction in the number of shares of common stock outstanding resulting from the Reverse Stock Split, which would reduce our market capitalization. The market price per post-split share may not remain in excess of the $3.00 minimum closing price as required by NASDAQ, or we may not otherwise meet the additional requirements for listing on NASDAQ. The market price of our common stock may also be based on our performance and other factors, the effect of which the Board cannot predict.

The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests or proportionate voting power, except to the extent that the Reverse Stock Split results in any of the stockholders owning a fractional share. In lieu of issuing fractional shares, we will round up each fractional share to the nearest whole post-split share.

The principal effects of the Reverse Stock Split will be that (i) each outstanding share of common stock issued and outstanding will automatically be changed into not less than 1/12 and not greater than 1/15 of a share of common stock, as determined in the discretion of our Board of Directors; (ii) the number of shares of common stock subject to our outstanding options and warrants entitling the holders thereof to purchase shares of common stock will be reduced by a factor not less 1/12 and not greater than 1/15 of common stock, as determined in the discretion of our Board of Directors and any applicable exercise price will be appropriately adjusted, resulting in the same aggregate price being required to be paid upon exercise thereof immediately preceding the Reverse Stock Split; and (iii) the number of shares reserved for issuance pursuant to our 2015 Equity Incentive Plan will be reduced by a factor not less than 1/12 and not greater than 1/15 of a share of common stock, as determined in the discretion of our Board of Directors, of the number of shares currently included in such plan.

The Reverse Stock Split will not change the terms of our common stock. After the Reverse Stock Split, the par value of our common stock will remain unchanged at $0.001 per share and shares of common stock will have the same voting rights and will be identical in all other respects to the common stock currently authorized. Each stockholder’s percentage ownership of the new common stock will not be altered except for the effect of eliminating fractional shares. The common stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e−3 under the Exchange Act. Following the Reverse Stock Split, we will continue to have the same number of stockholders and we will still be subject to the periodic reporting requirements of the Exchange Act.

The Reverse Stock Split would result in some stockholders owning “odd-lots” of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

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Potential Advantages of the Reverse Stock Split

Satisfy the minimum closing price of $3.00 for listing on the NASDAQ. We believe the listing of our common stock on NASDAQ would be desirable for our stockholders and potentially beneficial to our business. It is the Board’s opinion that the NASDAQ Capital Market has a higher trading volume and is much more efficient than the OTCQB and OTCBB. As a result, investors may find it easier to trade, or to obtain frequent quotations, as to the market value of our common stock. Trading on other markets can therefore positively impact the liquidity and marketability of our common stock and our ability to obtain future financing on favorable terms. We believe that a Reverse Stock Split would result in an increase in the price per share or our common stock, and thereby help us meet the minimum closing price of $3.00 per share for our common stock as required by the NASDAQ Listing Rules.

Increase our Common Stock Price to a Level More Appealing for Investors. The Board believes an increase in the stock price of our common stock as a result of the Reverse Stock Split may enhance the appeal of our common stock to the financial community, including institutional investors and the general investing public, and improve our Company’s marketability, thus enhancing our liquidity. We believe that a number of institutional investors and investment funds are reluctant to invest in lower-priced securities and that brokerage firms may be reluctant to recommend lower-priced stock to their clients, which may be due in part to a perception that lower-priced securities are less promising as investments, are less liquid, or are less likely to be followed by institutional securities research firms. We believe that the anticipated increased stock price immediately following and resulting from the Reverse Stock Split may encourage further interest in our common stock.

Facilitate Potential Future Financings. By listing on NASDAQ, we can continue to consider and pursue future financing options to support our business that would not likely be available to us if our common stock was not listed on a national exchange. We believe being listed on a national securities exchange is valued highly by many long-term and institutional investors. A listing on a national securities exchange also has the potential to create better liquidity and reduce volatility for buying and selling shares of our stock, which benefits our current and future stockholders.

Potential Disadvantages of the Reverse Stock Split

The Reverse Stock Split May Not Increase our Stock Price over the Long-Term. As noted above, the principal purpose of the Reverse Stock Split is to increase the per-share market price of our common stock above the $3.00 per share minimum closing price requirement under the NASDAQ Listing Rules. We cannot assure you, however, that the Reverse Stock Split will accomplish this objective for any meaningful period of time. While we expect that the reduction in the number of outstanding shares of common stock will proportionally increase the market price of our common stock, we cannot assure you that the Reverse Stock Split will increase the market price of our common stock by a multiple of the Reverse Stock Split ratio chosen by our Board of Directors in its sole discretion, or result in any permanent or sustained increase in the market price of our stock, which is dependent upon many factors, including our business and financial performance, general market conditions, and prospects for future success. Thus, while our stock price might meet the listing requirements for NASDAQ initially, we cannot assure you that it will continue to do so.

The Reverse Stock Split May Lead to a Decrease in our Overall Market Capitalization. Should the market price of our common stock decline after the Reverse Stock Split, the percentage decline may be greater, due to the smaller number of shares outstanding, than it would have been prior to the Reverse Stock Split. A reverse stock split is often viewed negatively by the market and, consequently, can lead to a decrease in our overall market capitalization. If the per share market price does not increase in proportion to the Reverse Stock Split ratio, then the value of our Company, as measured by our stock capitalization, will be reduced. In some cases, the per-share stock price of companies that have effected reverse stock splits subsequently declined back to pre-reverse split levels, and accordingly, we cannot assure you that the total market value of your shares will remain the same after the Reverse Stock Split is effected, or that the Reverse Stock Split will not have an adverse effect on our stock price due to the reduced number of shares outstanding after the Reverse Stock Split.

The Reverse Stock Split May Decrease the Liquidity of the Common Stock. Although the Board believes that the anticipated increase in the market price of our common stock could encourage interest in our common stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split. Our outstanding shares will be reduced by a factor of 1:12 to 1:15, such ratio to be determined in the sole discretion of our Board of Directors, which may lead to reduced trading and a smaller number of market makers for our common stock.

Dilution to Existing Shareholders, in Case the Company Issues New Shares of Common Stock. Although the Reverse Stock Split will not in itself cause dilution to our existing stockholders, the number of authorized shares the Company will be authorized to issue will not be decreased proportionally. Thus, should the Company decide to issue new shares of common stock in the future to raise capital existing shareholders’ ownership will be diluted.

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Potential Consequences that the Reverse Stock Split Will Fail to Achieve the Desired Effects

Stockholders should note that the effect of the Reverse Stock Split upon the market price of our common stock cannot be accurately predicted. In particular, we cannot assure you of the per-share market price for shares of our common stock after the Reverse Stock Split. Furthermore, we cannot assure you that the market price of our common stock immediately after the proposed Reverse Stock Split will be maintained for any period of time. Even if an increased per-share price can be maintained, the Reverse Stock Split may not achieve the desired results that have been outlined above. Moreover, because some investors may view the Reverse Stock Split negatively, we cannot assure you that the Reverse Stock Split will not adversely impact the market price of our common stock or, alternatively, that the market price following the Reverse Stock Split will either exceed or remain in excess of the current market price.

We would also need to satisfy additional criteria to continue to have our common stock eligible for listing on NASDAQ. These criteria require, in addition to the requirement of the minimum closing price of $3.00 per share for our common stock, that:

●
we have stockholders’ equity of at least $2.5 million or a market value of listed securities of $35 million, or net income from continuing operations (in the latest fiscal year or in 2 of the last 3 fiscal years) of $500,000;

●
our public float must consist of at least 500,000 shares with a market value of at least $1 million (public float defined under NASDAQ’s rules as the shares held by persons other than officers, directors and beneficial owners of greater than 10% of our total outstanding shares);

●	there be at least 400 public holders of our common stock;

●	there be at least two market makers for our common stock; and

●	we comply with certain corporate governance requirements.

We believe that we satisfy all of these other listing requirements of NASDAQ as of the mailing date of this Proxy Statement. However, we cannot assure you that we will be successful in continuing to meet all requisite continued listing criteria.

If the Reverse Stock Split is implemented, some stockholders may consequently own less than 100 shares of common stock. A purchase or sale of less than 100 shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than 100 shares following the Reverse Stock Split may be required to pay higher transaction costs if they sell their shares in us.

We believe that the Reverse Stock Split may result in greater liquidity for our stockholders. However, it is also possible that such liquidity could be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split.

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Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If the Reverse Stock Split is approved by our stockholders, and if at such time the Board determines it is in the best interests of our Company and our stockholders to effect the Reverse Stock Split, the Board will determine the whole number ratio, within the range approved by our stockholders, of the Reverse Stock Split to be implemented. We will file the Certificate of Change with the Secretary of State of the State of Nevada at such time as the Board of Directors deems appropriate to effect the Reverse Stock Split. The Board of Directors may delay effecting the Reverse Stock Split without re-soliciting stockholder approval. The Reverse Stock Split would become effective at such time as the Certificate of Change is filed with the Secretary of State of the State of Nevada. Upon the filing of the Certificate of Change, all of our existing common stock will be converted into new common stock as set forth in the amendment.

As soon as practicable after the effective date of the Reverse Stock Split, stockholders will be notified that the Reverse Stock Split has been effected. American Stock Transfer & Trust Company, our transfer agent, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-split shares will be asked to surrender to the exchange agent certificates representing pre-split shares in exchange for certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal that will be delivered to our stockholders. No new certificates will be issued to a stockholder until the stockholder has surrendered to the exchange agent his, her or its outstanding certificate(s) together with the properly completed and executed letter of transmittal. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO. Stockholders whose shares are held by their stockbroker do not need to submit old share certificates for exchange. These shares will automatically reflect the new quantity of shares based on the Reverse Stock Split ratio. Beginning on the effective date of the Reverse Stock Split, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

Fractional Shares

We will not issue fractional certificates for post-split shares in connection with the Reverse Stock Split. In lieu of issuing fractional shares, we will round up each fractional share to the nearest whole post-split share.

Discretionary Authority of the Board to Abandon Reverse Stock Split

If the proposed Reverse Stock Split is approved by our stockholders, our Board of Directors may, in its sole discretion, at any time prior to our 2016 Annual Meeting of Stockholders, authorize a reverse stock split at a whole number ratio not less than 1:12 and not greater than 1:15, with the exact ratio to be set within such range in the discretion of our Board of Directors, and file the Certificate of Change with the Secretary of State of the State of Nevada. The Board reserves the right to abandon the Reverse Stock Split without further action by our stockholders at any time before the effectiveness of the Certificate of Change, even if the Reverse Stock Split has been authorized by our stockholders. By voting in favor of the Reverse Stock Split, you are expressly also authorizing our Board to determine not to proceed with, and abandon, the Reverse Stock Split if it should so decide.

Criteria to be Used for Decision to Apply the Reverse Stock Split

If the stockholders approve the Reverse Stock Split, the Board will be authorized to proceed with the Reverse Stock Split. In determining whether to proceed with the Reverse Stock Split, the Board will consider a number of factors, including market conditions, existing and expected trading prices of our common stock, the NASDAQ listing requirements, our additional funding requirements, and the amount of our authorized but unissued common stock.

Material United States Federal Income Tax Consequences of the Reverse Stock Split

The following discussion describes the material United States Federal income tax consequences to “U.S. holders” (as defined below) of our common stock relating to the Reverse Stock Split. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service (“IRS”), and other applicable authorities, all as currently in effect and all of which are subject to change or differing interpretations (possibly with retroactive effect). We have not obtained a ruling from the IRS or an opinion of legal or tax counsel with respect to the tax consequences of the Reverse Stock Split. The following discussion is for informational purposes only and is not intended as tax or legal advice. Each holder should seek advice based on the holder’s particular circumstances from an independent tax advisor.

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For purposes of this discussion, the term “U.S. holder” means a beneficial owner of our common stock that is for United States Federal income tax purposes:

●	an individual citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for United States Federal income tax purposes) organized under the laws of the United States, any state, or the District of Columbia;

●	an estate with income subject to United States Federal income tax regardless of its source; or

●
a trust that (a) is subject to primary supervision by a United States court and for which United States persons control all substantial decisions or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

This discussion assumes that a U.S. holder holds our common stock as a capital asset within the meaning of Code Section 1221. This discussion does not address all of the tax consequences that may be relevant to a particular stockholder of our Company or to stockholders of our Company that are subject to special treatment under United States Federal income tax laws including, but not limited to, banks, financial institutions, tax-exempt organizations, insurance companies, regulated investment companies, real estate investment trusts, persons that are broker-dealers, traders in securities who elect the mark-to-market method of accounting for their securities, certain former citizens or long-term residents of the United States, or stockholders holding their shares of our common stock as part of a “straddle,” “hedge,” “conversion transaction,” or other integrated transaction. This discussion also does not address the tax consequences to our Company, or to stockholders that own 5% or more of our common stock, are affiliates of our Company, or are not U.S. holders. In addition, this discussion does not address other United States Federal taxes (such as gift or estate taxes or alternative minimum taxes), the tax consequences of the Reverse Stock Split under state, local, or foreign tax laws or certain tax reporting requirements that may be applicable with respect to the Reverse Stock Split. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.

If a partnership (or other entity treated as a partnership for United States Federal income tax purposes) is a Company stockholder, the tax treatment of a partner in the partnership, or any equity owner of such other entity will generally depend upon the status of the person and the activities of the partnership or other entity treated as a partnership for United States Federal income tax purposes.

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Tax Consequences of the Reverse Stock Split Generally

We believe that the Reverse Stock Split will qualify as a “reorganization” under Section 368(a)(1)(E) of the Code, with the following consequences:

●	A U.S. holder will not recognize any gain or loss as a result of the Reverse Stock Split.

●	A U.S. holder’s aggregate tax basis in the U.S. holder’s post-split shares will be equal to the aggregate tax basis in the U.S. holder’s pre-split shares exchanged therefor.

●	A U.S. holder’s holding period for the post-split shares will include the period during which such stockholder held the pre-split shares surrendered in the Reverse Stock Split.

No Dissenter’s Rights

Under the Nevada Revised Statutes, stockholders will not be entitled to dissenter’s rights with respect to the proposed amendment to our Restated Certificate of Incorporation, as amended, to effect the Reverse Stock Split, and we do not intend to independently provide stockholders with any such right.

Required Vote

The affirmative vote of a majority of the holders of a majority of shares of common stock present in person or represented by proxy and entitled to vote at the 2015 Annual Meeting is required to (i) approve an amendment to our Amended and Restated Articles of Incorporation, as amended, and to authorize our Board of Directors, if in their judgment it is necessary, to effect a reverse stock split of our outstanding common stock, $0.001 par value per share, at a whole number ratio in the range of 1:12 to 1:15, such ratio to be determined in the discretion of our Board of Directors,  and (ii) authorize our Board of Directors to file such amendment, if in their judgment it is necessary, that would effect the foregoing. A properly executed proxy marked “ABSTAIN” with respect to this proposal will not be voted, although it will be counted for purposes of determining the number of shares of common stock entitled to vote. Accordingly, an abstention will have the effect of a negative vote. Because Proposal No. 5 is a routine proposal on which a broker or other nominee is generally empowered to vote, broker “non-votes” likely will not result from this Proposal. Thus, if you are a beneficial owner holding shares through a broker, bank or other holder of record and you do not vote on this Proposal, your broker may cast a vote on your behalf for this Proposal.

Board Recommendation

Our Board of Directors unanimously recommends a vote FOR the proposal to approve an amendment to our Restated Certificate of Incorporation, as amended, and authorize our Board of Directors to effect a reverse stock split of our outstanding common stock, $0.001 par value per share, at a whole number ratio in the range of 1:12 to 1:15, such ratio to be determined in the discretion of our Board of Directors,  and to authorize our Board of Directors to file such amendment, if in their judgment it is necessary, that would effect the foregoing.

General Information

Below you will find general information on Stockholder Proposals, “Householding” of Proxy Materials, and more specific instructions on how to vote, which can be found on your proxy voting card.

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Stockholder Proposals

There are no stockholder proposals for the 2015 Annual Meeting. If you would like information on submitting a stockholder proposal to be included in the 2016 Proxy and Annual Meeting, please refer to the information below.

How do I submit a Stockholder Proposal to be Included in the Proxy Statement?	Who Presents the Proposal at the Meeting?

You must submit your proposal to our Secretary no later than February 9, 2016 – 120 calendar days before the anniversary of this Proxy Statement mailing. This is to comply with Rule 14a-8 under the 1934 act.
The Stockholder proponent, or a representative who is qualified under state law, must appear in person at the 2016 Annual Meeting of Stockholders to present the proposal.

What if the date of the 2016 Annual Meeting is significantly different?	How Should I Send my Proposal?

If the date of the Annual Meeting is changed by more than 30 days, the proposal must be submitted to our Secretary by the close of business on the later of:	Please send your proposal to our Secretary at:

• 90 days prior to the Annual Meeting, OR • 7 days following the first public announcement of the Annual Meeting date	Payment Data Systems, Inc. Attn. Secretary 12500 San Pedro, Ste. 120 San Antonio, Texas 78216

We strongly suggest that proposals are sent by Certified Mail – Return Receipt Requested.

What Must be Included in My Notice that I send to the Secretary?

1. A brief description of the proposed business
2. The text of the proposal
3. Reasons for conducting the business at the meeting
4. Name and address (as they appear on our books) of the stockholder proposing such business
5. The beneficial owner (if any) on whose behalf the proposal is made
6. Any material interest of the stockholder in such business
7. Any other information required by proxy proposal submission rules of the SEC

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“Householding” of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for us. Under this procedure, multiple stockholders who share the same last name and address will receive only one copy of the annual proxy materials, unless they notify us that they wish to continue receiving multiple copies. We have undertaken householding to reduce our printing costs and postage fees.

If you wish to opt-out of householding and continue to receive multiple copies of the proxy materials at the same address, you may do so at any time prior to thirty days before the mailing of proxy materials, which will typically be mailed in June of each year, by notifying us in writing at: Secretary, Payment Data Systems, Inc., 12500 San Pedro, Ste. 120, San Antonio, TX 78216, or by contacting us at (210) 249-4100. You also may request additional copies of the proxy materials by notifying us in writing at the same address or contacting us at (210) 249-4100, and we will undertake to deliver such additional copies promptly. If you share an address with another stockholder and currently are receiving multiple copies of the proxy materials, you may request householding by notifying us at the above referenced address or telephone number.

Other Matters

Your Board of Directors does not know of any other business that will be presented at the 2015 Annual Meeting. If any other business is properly brought before the 2015 Annual Meeting, your proxy holders will vote on it as they think best unless you direct them otherwise in your proxy instructions.

Whether or not you intend to be present at the 2015 Annual Meeting, we urge you to submit your signed proxy promptly.

                      By Order of the Board of Directors.

Michael R. Long
Chairman of the Board and Chief Executive Officer
San Antonio, Texas
June 5, 2015

Our 2014 Annual Report on Form 10-K as filed with the SEC on March 31, 2015, including the financial statements, has been furnished, free of charge, and mailed with this Proxy Statement. We will also provide copies of exhibits to our 2014 Annual Report, but will charge a reasonable fee per page to any requesting stockholder. Stockholders may make such requests in writing to Secretary, Payment Data Systems, Inc., 12500 San Pedro, Ste. 120, San Antonio, TX 78216. The request must include a representation by the stockholder that as of May 8, 2015, the stockholder was entitled to vote at the 2015 Annual Meeting. The Notice of Annual Meeting, Proxy Statement, and our 2014 Annual Report on Form 10-K are also available at www.paymentdata.com.

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Thank You

Thank you for being a shareowner of Payment Data Systems, Inc.

Learn more at http://paymentdata.com/

Our 2015 Proxy Statement	Our 2014 Annual Report	Our Company Website	Our OTCQB Listing

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Appendix A

Proxy Card

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME		CONTROL # → 0000000000000000
	SHARES	
THE COMPANY NAME INC. - COMMON		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F		123,456,789,012.12345
THE COMPANY NAME INC. - 401 K		123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

02 0000000000

The Board of Directors recommends you vote FOR the following:

	For	Against	Abstain
1. Election of Directors			
01 Louis A. Hoch	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000250422_1 R1.0.0.11160

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com .

PAYMENT DATA SYSTEMS, INC.
Annual Meeting of Shareholders
July 2, 2015 10:00 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Michael R. Long and Habib Yunus, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of PAYMENT DATA SYSTEMS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 10:00 AM, Central Time on July 2, 2015, at the Hilton Garden Inn San Antonio Airport, Fountain Grass Garden Room located at 12828 San Pedro Avenue, San Antonio, Texas 78216, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000250422_2 R1.0.0.51160

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Appendix B

2015 Equity Incentive Plan

PAYMENT DATA SYSTEMS, INC.
2015 EQUITY INCENTIVE PLAN

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TABLE OF CONTENTS

1	PURPOSE	2
2	DEFINITIONS	2
3	ADMINISTRATION	6
4	LIMITS ON AWARDS UNDER THE PLAN	6
5	ELIGIBILITY AND PARTICIPATION	7
6	RULES APPLICABLE TO AWARDS	7
7	EFFECT OF CERTAIN TRANSACTIONS	9
8	LEGAL CONDITIONS TO DELIVERY OF STOCK	10
9	AMENDMENT AND TERMINATION	11
10	OTHER COMPENSATION ARRANGEMENTS	11
11	MISCELLANEOUS	11

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1. PURPOSE

The purpose of the 2015 Equity Incentive Plan is to promote the success of the Company and the creation of stockholder value by (a) encouraging officers, Employees, outside directors, Consultants, and other key persons (including prospective Employees, officers or outside directors) of the Company and its Affiliates to focus on long-term objectives, (b) encouraging the attraction and retention of officers, Employees, outside directors and Consultants with exceptional qualifications, and (c) linking Employees, outside directors, consultants and other key persons directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Stock Options, Restricted Stock, Stock Units, Performance Awards, or other Awards.

2. DEFINITIONS

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“Administrator”:  The Board, except that the Board may delegate (i) to one or more of its members such of its duties, powers and responsibilities as it may determine; (ii) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate; and (iii) to the compensation committee of the Board, if the Board shall have constituted such a committee, some or all of its powers with respect to the Plan, in which event, except as the context otherwise clearly requires, all references in this Plan to the Board shall be deemed to refer to the compensation committee.  In the event of any delegation described in clause (i) or (ii) of the preceding sentence, the term “Administrator” shall include the person or persons so delegated to the extent of such delegation.

“Affiliate”:  A “parent” or “subsidiary” (as each is defined in Section 424 of the Code) of the Company, direct or indirect, or other entity that the Board or Administrator designates as an “Affiliate” for purposes of this Plan.

“Applicable Laws”:  The requirements related to or implicated by the Administrator under applicable state corporate law (including the laws of Nevada), United States federal and state securities laws (including any rules or regulations promulgated thereunder), the Code, any stock exchange or quotation system on which the shares of Stock are listed or quoted.

“Award”:  Any or a combination of the following:

(i)	Stock Options.

(ii)	Restricted Stock.

(iii)	Unrestricted Stock, or stock not subject to any restrictions under the terms of the Award.

(iv)	Stock Units, including Restricted Stock Units.

(v)	Performance Awards.

(vi)	Stock Appreciation Rights.

(vii)	Awards (other than Awards described in (i) through (v) above) that are convertible into or otherwise based on Stock.

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“Award Agreement”:  A written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan, which may, in the discretion of the Administrator, be transmitted electronically to any Participant.  Each Award Agreement shall be subject to the terms and conditions of the Plan.

“Board”:  The Board of Directors of the Company, as constituted at any time.

“Cause”: The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

With respect to any Employee or Consultant:

(a) If the Employee or Consultant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition contained therein; or

(b) If no such agreement exists, or if such agreement does not define Cause: (i) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate; (ii) conduct that results in or is reasonably likely to result in harm to the reputation or business of the Company or any of its Affiliates; (iii) gross negligence or willful misconduct with respect to the Company or an Affiliate; or (iv) material violation of state or federal securities laws.

With respect to any Director, a determination by a majority of the disinterested Board members that the Director has engaged in any of the following:

(a) malfeasance in office;

(b) gross misconduct or neglect;

(c) false or fraudulent misrepresentation inducing the director’s appointment;

(d) wilful conversion of corporate funds; or

(e) repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance.

“Change in Control”: (a) One person (or more than one person acting as a group) acquires ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; provided, that, a Change in Control shall not occur if any person (or more than one person acting as a group) owns more than 50% of the total fair market value or total voting power of the Company’s stock and acquires additional stock;

(b) One person (or more than one person acting as a group) acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) ownership of the Company’s stock possessing 30% or more of the total voting power of the stock of such corporation;

(c) A majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election; or

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(d) One person (or more than one person acting as a group), acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition(s).

“Code”:  The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.  Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

“Company”:  Payment Data Systems, Inc., a Nevada corporation, and any successor thereto.

“Consultant”: Any natural person, except an Employee, who is an advisor or consultant that provides bona fide services to the Company or its Affiliates, provided that such services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s or its Affiliates’ securities.

“Covered Employee”: An Employee as set forth in Section 162(m)(3) of the Code, as interpreted by IRS Notice 2007-49.

“Covered Transaction”:  Any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.

“Employee”:  Any person who is employed by the Company or an Affiliate, including without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate).

“Employment”:  A Participant’s employment or other service relationship with the Company and its Affiliates.  Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to the Company or its Affiliates.  If a Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates.

“Fair Market Value”: Amount determined by the Administrator consistent with the requirements of Section 409A of the Code, as applicable.

“Good Reason”: (a) If an Employee or Consultant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Good Reason, the definition contained therein; or

(b) If no such agreement exists or if such agreement does not define Good Reason, the occurrence of one or more of the following without the Participant’s express written consent, which circumstances are not remedied by the Company within thirty (30) days of its receipt of a written notice from the Participant describing the applicable circumstances (which notice must be provided by the Participant within ninety (90) days of the Participant’s knowledge of the applicable circumstances): (i) Participant’s duties are materially, adversely diminished or altered, (ii) Participant’s title is altered in a material and adverse manner, (iii) Participant’s reporting relationship is materially and adversely modified, (iv) Participant’s base salary is materially diminished, (v) the Company relocates Participant’s offices more than 40 miles from their current location.

Page | 4

“Participant”:  A person who is granted an Award under the Plan.

“Performance Award”:  An Award subject to Performance Criteria.  The Administrator in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify.

“Performance Criteria”:  Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award.  For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) of the Code, a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings.  A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss.  To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m) of the Code, the Administrator may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

“Permitted Transferee”: (a) A member of the Stock Option holder’s immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships), any person sharing the Stock Option holder’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Stock Option holder) control the management of assets, and any other entity in which these persons (or the Stock Option holder) own more than 50% of the voting interests; (b) third parties designated by the Administrator in connection with a program established and approved by the Administrator pursuant to which Participants may receive a cash payment or other consideration in consideration for the transfer of a non-qualified Stock Option; and (c) such other transferees as may be permitted by the Administrator in its sole discretion.

“Plan”:  This Payment Data Systems, Inc. 2015 Equity Incentive Plan, as from time to time amended and in effect.

“Restricted Stock”:  Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

Page | 5

“Restricted Stock Unit”:  A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

“Stock”:  Common Stock of the Company, par value $0.001 per share.

“Stock Option”:  An option entitling the holder to acquire shares of Stock upon payment of the exercise price.

“Stock Unit”:  An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

3. ADMINISTRATION

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to construe and interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan. However, if the Administrator intends to satisfy such exemption requirements, with respect to Awards to any Covered Employee and with respect to any insider subject to Section 16 of the Exchange Act, the Administrator shall be a compensation committee of the Board that at all times consists solely of two or more non-employee directors who are also outside directors. In the case of any such exempt Awards the compensation committee will exercise its discretion consistent with qualifying the Award for that exception.  Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4. LIMITS ON AWARDS UNDER THE PLAN

(a) Number of Shares.  The number of shares of Stock available for delivery in satisfaction of Awards under the Plan shall be determined in accordance with this Section 4(a)

(1) Subject to adjustment in accordance with Section7, the maximum aggregate number of shares of Stock that may be delivered in satisfaction of Awards under the Plan shall be 75,000,000 plus an automatic annual increase on the first business day of each fiscal year during the term of the Plan, beginning January 1, 2016, in an amount equal to 5% of the issued and outstanding shares of Stock on the last day of the immediately preceding year, or such lesser amount if so determined by the Board or the Administrator. During the terms of the Awards, the Company shall keep available at all times the number of shares of Stock required to satisfy such Awards.

Any shares of Stock granted in connection with Stock Options and Stock Appreciation Rights shall be counted against this limit as one (1) share for every one (1) Stock Option or Stock Appreciation Right awarded. Any shares of Stock granted in connection with Awards other than Stock Options and Stock Appreciation Rights shall be counted against this limit as two (2) shares of Stock for every one (1) share of Stock granted in connection with such Award.

(2) To the extent consistent with the requirements of Section 422 of the Code and Applicable Laws, Stock issued under awards of an acquired company that are converted, replaced, or adjusted in connection with the acquisition shall not reduce the number of shares available for Awards under the Plan.

(b) Type of Shares.  Stock delivered by the Company under the Plan may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock reacquired by the Company in any manner.  No fractional shares of Stock will be delivered under the Plan.

Page | 6

(c) Section 162(m) Limits.  Subject to adjustment in accordance with Section 7, the maximum number of shares of Stock for which Stock Options and Stock Appreciation Rights may be granted to any person in any calendar year will be 3,000,000.  The maximum number of shares subject to other Awards granted to any person in any calendar year will be 5,000,000 shares.  The foregoing provisions will be construed in a manner consistent with Section 162(m) of the Code.

(d) Award Cancellations. Any shares of Stock subject to an Award that is canceled, forfeited or expires prior to exercise or realization, either in full or in part, shall again become available for issuance under the Plan. Notwithstanding anything to the contrary contained herein: shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are (a) shares tendered in payment of a Stock Option, (b) shares delivered or withheld by the Company to satisfy any tax withholding obligation, or (c) shares covered by a stock-settled Stock Appreciation Right or other Awards that were not issued upon the settlement of the Award.

5. ELIGIBILITY AND PARTICIPATION

The Administrator, in its sole discretion, will select Participants from among those key Employees, officers and directors of, and Consultants and advisors to, the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates.  Notwithstanding the foregoing, the Administrator may authorize the grant of an Award to a person not then an Employee, director, Consultant or advisor of the Company or its Affiliates; provided, however, that the actual grant of such Award shall be conditioned upon such person becoming eligible to become a Participant at or prior to the execution of an agreement evidencing such Award.  A person who owns (or is deemed to own pursuant to Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of outstanding stock of the Company or of an Affiliate shall not be eligible for a grant of a Stock Option, unless such grant satisfies the requirements of Section 422(c)(5) of the Code.

6. RULES APPLICABLE TO AWARDS

(a) All Awards

(1) Award Provisions.  The Administrator, in its sole discretion, will determine the terms of all Awards, subject to the limitations provided herein. By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) an Award, the Participant (or Permitted Transferee or beneficiary claiming under or through Participant) agrees to the terms of the Award and the Plan and any action taken thereunder.  Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator. Each Award granted under the Plan shall be evidenced by an Award Agreement.

(2) Transferability.  Awards may be assigned or transferred, in whole or in part, only (i) by will or by the laws of descent and distribution, or (ii) during a Participant’s lifetime only on a gratuitous basis and then only to the extent, if any, determined and approved by the Administrator, in its sole discretion.

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(3) Vesting, etc.  The Administrator may determine the time or times at which an Award will vest or become exercisable and the terms on which an Award requiring exercise will remain exercisable. Without limiting the foregoing, the Administrator may, in its sole discretion, at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration.  However, unless the Administrator expressly provides otherwise, the following rules will apply: immediately upon the cessation of the Participant’s Employment, each Award requiring exercise that is then held by the Participant or by the Participant’s Permitted Transferees, if any, will cease to be exercisable and will terminate, and all other Awards that are then held by the Participant or by the Participant’s Permitted Transferees, if any, to the extent not already vested will be forfeited, except that:

(A) subject to (B) and (C) below, all Stock Options held by the Participant or the Permitted Transferees, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Stock Option could have been exercised without regard to this Section 6(a)(3) ,  and will thereupon terminate;

(B) all Stock Options held by a Participant or the Permitted Transferees, if any, immediately prior to the Participant’s death, to the extent then exercisable, will remain exercisable for the lesser of (i) the one year period ending with the first anniversary of the Participant’s death or (ii) the period ending on the latest date on which such Stock Option could have been exercised without regard to this Section 6(a)(3)   and will thereupon terminate; and

(C) all Stock Options held by a Participant or the Permitted Transferees, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation if the Administrator in its sole discretion determines that such cessation of Employment has resulted for reasons which cast such discredit on the Participant as to justify immediate termination of the Award.

(4) Taxes.  The Administrator will make such provision for the withholding of taxes as it deems necessary.  The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the minimum withholding required by law).

(5) Dividend Equivalents, etc.  The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award. Any entitlement to dividend equivalents or similar entitlements shall be established and administered consistent either with exemption from, or compliance with, the requirements of Section 409A of the Code to the extent applicable.

(6) Rights Limited.  Nothing in the Plan will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the Plan.  The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or Affiliate to the Participant.

(7) Section 162(m).  This Section 6(a)(8) applies to any Performance Award intended to qualify as performance-based for the purposes of Section 162(m) of the Code other than a Stock Option.  In the case of any Performance Award to which this Section 6(a)(8) applies, the Plan and such Award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. With respect to such Performance Awards, the Administrator will pre-establish, in writing, one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m) of the Code).  Prior to grant, vesting or payment of the Performance Award, as the case may be, the compensation committee of the Board will certify whether the applicable Performance Criteria have been attained and such determination will be final and conclusive.  No Performance Award to which this Section 6(a)(8) applies may be granted after the first meeting of the stockholders of the Company held in 2015 until the listed performance measures set forth in the definition of “Performance Criteria” (as originally approved or as subsequently amended) have been resubmitted to and reapproved by the stockholders of the Company in accordance with the requirements of Section 162(m) of the Code, unless such grant is made contingent upon such approval.

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(8) Section 409A.  Except as the Administrator expressly determines in any case, each Award shall contain such terms, and shall be construed and administered, such that the Award either (i) qualifies for an exemption from the requirements of Section 409A of the Code, or (ii) satisfies such requirements.

(9) Certain Requirements of Law.  Awards shall be granted and administered consistent with Applicable Laws.

(b) Awards Requiring Exercise

(1) Time and Manner of Exercise.  Unless the Administrator expressly provides otherwise, an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a written notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award.  If the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

(2) Exercise Price.  The exercise price (or the base value from which appreciation is to be measured) of each Award requiring exercise shall be not less than 100% of the Fair Market Value of the Stock subject to the Award, determined as of the date of grant.  No such Award, once granted, may be repriced other than in accordance with the applicable stockholder approval requirements of NASDAQ, if, at such time, the Company’s Stock is listed on a NASDAQ market.

(3) Payment Of Exercise Price.  Where the exercise of an Award is to be accompanied by payment, payment shall be made by delivery of cash or check acceptable to the Administrator, or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of shares of Stock that have been outstanding for at least six months (unless the Administrator approves a shorter period) and that have a fair market value equal to the exercise price, (ii) through a broker-assisted exercise program acceptable to the Administrator, (iii) by other means acceptable to the Administrator, or (iv) by any combination of the foregoing permissible forms of payment.  The delivery of shares in payment of the exercise price under clause (i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

7. EFFECT OF CERTAIN TRANSACTIONS

(a) Mergers, etc.  Except as otherwise provided in an Award, the following provisions shall apply in the event of a Covered Transaction:

(1) Assumption or Substitution.  If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may provide for the assumption of some or all outstanding Awards or for the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.  Any substitution or assumption of a Stock Option exempt from the requirements of Section 409A of the Code shall be accomplished on a basis that preserves such exemption.

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(2) Cash-Out of Awards.  If the Covered Transaction is one in which holders of Stock will receive a payment upon consummation, the Administrator may provide for payment (a “cash-out”), with respect to some or all Awards or portions thereof, equal in the case of each affected Award or portion thereof to the excess, if any, of (A) the Fair Market Value of one share of Stock times the number of shares of Stock subject to the Award or such portion, over (B) the aggregate exercise or purchase price, if any, under the Award or such portion, in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines; provided, that the Administrator shall not exercise its discretion under this Section 7(a)(2) with respect to an Award providing for “nonqualified deferred compensation” subject to Section 409A of the Code in a manner that would constitute an extension or acceleration or, or other change in, payment terms if such change would be inconsistent with the requirements of Section 409A of the Code.

(3) Acceleration of Certain Awards.  If the Covered Transaction (whether or not there is an acquiring or surviving entity) is one in which there is no assumption, substitution or cash-out, each Award requiring exercise will become fully exercisable, and the delivery of shares of Stock deliverable under each outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated and such shares will be delivered, prior to the Covered Transaction, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the delivery of the shares, as the case may be, to participate as a stockholder in the Covered Transaction; provided, that to the extent acceleration pursuant to this Section 7(a)(3) of an Award subject to Section 409A of the Code would cause the Award to fail to satisfy the requirements of Section 409A of the Code, the Award shall not be accelerated and the Administrator in lieu thereof shall take such steps as it deems necessary or appropriate to ensure that payment of the Award is made in a medium other than Stock and on terms that as nearly as possible, but taking into account adjustments required or permitted by this Section 7, mirror the prior terms of the Award.

(4) Termination of Awards Upon Consummation of Covered Transaction.  Each Award will terminate upon consummation of the Covered Transaction, other than the following:  (i) Awards assumed pursuant to Section 7(a)(1) above; (ii) Awards converted pursuant to the proviso in Section 7(a)(3) above into an ongoing right to receive payment other than Stock; and (iii) outstanding shares of Restricted Stock (which shall be treated in the same manner as other shares of Stock, subject to Section 7(a)(5) below).

(5) Additional Limitations.  Any share of Stock delivered pursuant to Section 7(a)(2) or Section 7(a)(3) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject.  In the case of Restricted Stock, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

(b) Change in and Distributions With Respect to Stock

(1) Basic Adjustment Provisions.  In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, the Administrator shall make appropriate adjustments to the maximum number of shares specified in Section 4(a) that may be delivered under the Plan and to the maximum share limits described in Section 4(c), and shall also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

(2) Certain Other Adjustments.  The Administrator may also make adjustments of the type described in Section 7(b)(1) above to take into account distributions to stockholders other than those provided for in Section 7(a) and 7(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder, having due regard for the requirements of Section 409A of the Code, and the performance-based compensation rules of Section 162(m) of the Code, where applicable.

(3) Continuing Application of Plan Terms.  References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8. LEGAL CONDITIONS TO DELIVERY OF STOCK

The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived.  If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act.  The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.  The Company shall be relieved from any liability for failure to issue shares of Stock upon exercise of Awards.

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9. AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time of the Award.  Any amendments to the Plan shall be conditioned upon stockholder approval only to the extent, if any, such approval is required by Applicable Laws, as determined by the Administrator.

10. OTHER COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to Award a person bonuses, awards or other compensation in addition to Awards under the Plan.

11. MISCELLANEOUS

(a) Effect of Change in Control. In the event of a Participant’s termination of continuous service without cause or for good reason during the 12-month period following a Change in Control, notwithstanding any provision of the Plan or any applicable Award Agreement to the contrary, all Stock Options and Stock Appreciation Rights shall become immediately exercisable with respect to 100% of the shares subject to such Stock Options or Stock Appreciation Rights, and/or the restricted period shall expire immediately with respect to 100% of the shares of Restricted Stock or Restricted Stock Units as of the date of the Participant’s termination of continuous service. In addition, in the event of a Change in Control, the Administrator may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Stock received or to be received by other shareholders of the Company in the event. In the case of any Stock Option or Stock Appreciation Right with an exercise price (or SAR exercise price in the case of a Stock Appreciation Right) that equals or exceeds the price paid for a share of Stock in connection with the Change in Control, the Administrator may cancel the Stock Option or Stock Appreciation Right without the payment of consideration therefore. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Affiliates, taken as a whole.

(b) Clawback. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

(c) Waiver of Jury Trial. By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury.  By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.

(d) Limitation of Liability.  Notwithstanding anything to the contrary in the Plan, neither the Company, any Affiliate, nor the Administrator, nor any person acting on behalf of any of them, shall be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax, asserted by reason of the failure of an Award to satisfy the requirements of Section 409A or by reason of Section 4999 of the Code; provided, that nothing in this Section 11(b) shall limit the ability of the Administrator or the Company to provide by separate express written agreement with a Participant for a gross-up payment other payment in connection with any such tax or additional tax.

(e) Governing Law. This Plan, and all actions taken hereunder, and all Awards shall be governed by, and construed in accordance with, the laws of the State of Nevada, applied without regard to the conflict of law principles.

12. EFFECTIVE DATE OF THE PLAN

This Plan shall become effective upon approval by the Company’s Board, subject to shareholder approval. No grants of Stock Options and other Awards may be made hereunder after the tenth (10th) anniversary of the Effective Date.

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Appendix C

Proposed Certificate of Change to effect the Reverse Stock Split

Certificate of Change

of Payment Data Systems, Inc.

pursuant to NRS 78.209

1.	Name of Corporation: Payment Data Systems, Inc.

2.	The board of directors has adopted a resolution pursuant to NRS 78.209 and has obtained any required approval of the stockholders.

3.
The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:  200,000,000 common capital shares, par value $0.001, and 10,000,000 preferred capital shares, par value $0.01

4.
The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change: 200,000,000 common capital shares, par value $0.001, and 10,000,000 preferred capital shares, par value $0.01

5.
The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of same class or series: Common stock reverse split ______. One share of common stock will be issued after the exchange for ___ shares of common stock, plus an indeterminate number of shares to be exchanged for fractional shares.

6.
The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby: Fractional shares of common stock will be rounded up to the nearest whole share.

7.	Effective date of time of filing: (optional): _________

(must not be later than 90 days after the certificate is filed)

8.	Signature of Officer (required):

Louis A Hoch
Vice Chairman, President and Chief Operating Officer, and Secretary

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